                                                                  Exhibit 10.31


                            BRISBANE TECHNOLOGY PARK



                                      LEASE



                                 by and between



              GAL-BRISBANE, L.P., a California limited partnership



                                  as Landlord,



                                       and



             INTERMUNE PHARMACEUTICALS, INC., a Delaware corporation



                                    as Tenant



                               TABLE OF CONTENTS

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1.       PREMISES.............................................................1

         (a)      Leased Premises ............................................1
         (b)      Project Common Areas .......................................2

2.       LEASE TERM...........................................................2

         (a)      Term .......................................................2
         (b)      Commencement Date; Delivery Dates...........................3
         (c)      Tenant's Access ............................................3
         (d)      Failure to Deliver Possession ..............................3

3.       RENT.................................................................3

         (a)      Base Rent...................................................4
         (b)      Additional Rent ............................................4
         (c)      Prorations.   ..............................................4

4.       CONDITION OF PREMISES................................................4


5.       USE..................................................................5

         (a)      Tenant's Use ...............................................5
         (b)      Compliance with Laws and Project Rules and Regulations......5
         (c)      Hazardous Materials.........................................6

6.       ASSIGNMENT AND SUBLETTING............................................7

         (a)      Landlord's Consent.   ......................................7
         (b)      Transferee Form.   .........................................8
         (c)      No Waiver.   ...............................................8
         (d)      Information to be Furnished.   .............................8
         (e)      Landlord's Alternatives ....................................8
         (f)      Permitted Transfer .........................................9
         (g)      Executed Counterpart.   ....................................9
         (h)      Definitions ...............................................10

7.       ALTERATIONS.........................................................10

         (a)      Consent to Alterations ....................................10
         (b)      General Conditions for Alterations ........................10
         (c)      Notice and Liens ..........................................11



                                       i
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                              TABLE OF CONTENTS
                                  (continued)

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         (d)      Removal of Alterations ....................................11
         (e)      Maintenance of Alterations ................................11

8.       REPAIR AND MAINTENANCE..............................................11

         (a)      Landlord ..................................................12
         (b)      Tenant ....................................................12
         (c)      Waiver ....................................................12

9.       UTILITIES AND SERVICES..............................................12

         (a)      Tenant's Obligations ......................................13
         (b)      Tenant to Pay Share of Expenses ...........................13

10.      REAL PROPERTY TAXES.................................................13

         (a)      Payment by Tenant .........................................13
         (b)      Real Property Taxes .......................................13
         (c)      Tax on Improvements .......................................14
         (d)      Proration .................................................14
         (e)      Personal Property Taxes ...................................14

11.      INSURANCE...........................................................14

         (a)      Indemnification............................................14
         (b)      Tenant's Insurance ........................................14
         (c)      Landlord's Insurance ......................................15
         (d)      Certificates ..............................................16
         (e)      Increased Coverage ........................................16
         (f)      Co-Insurer ................................................16
         (g)      Insurance Requirements ....................................16
         (h)      Landlord's Disclaimer .....................................16
         (i)      Waiver of Subrogation .....................................17

12.      ADDITIONAL RENT.....................................................17

         (a)      Payment ...................................................17
         (b)      Tenant's Project Percentage ...............................17
         (c)      Definition of Operating Expenses ..........................17
         (d)      Estimates .................................................18
         (e)      Annual Adjustment .........................................19
         (f)      Arbitration ...............................................19




                              TABLE OF CONTENTS
                                  (continued)

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13.      DAMAGE OR DESTRUCTION...............................................20

         (a)      Landlord's Obligation to Rebuild ..........................20
         (b)      Landlord's Right to Terminate .............................20
         (c)      Tenant's Right to Terminate ...............................20
         (d)      Limited Obligation to Repair ..............................21
         (e)      Abatement of Rent .........................................21
         (f)      Damage Near End of Lease Term .............................21
         (g)      Landlord's Determinations .................................21

14.      NOTICES.............................................................21


15.      DEFAULT.............................................................22

         (a)      Tenant's Default ..........................................22
         (b)      Remedies ..................................................23
         (c)      Late Charges ..............................................24
         (d)      Landlord's Default ........................................25

16.      SURRENDER OF THE PREMISES...........................................25

         (a)      Condition upon Surrender ..................................25
         (b)      Removal of Alterations ....................................25
         (c)      Indemnification of Landlord ...............................25

17.      ATTORNEYS' FEES.....................................................26


18.      LIENS...............................................................26


19.      SUBORDINATION.......................................................26

         (a)      Documentation .............................................27
         (b)      Attornment ................................................27

20.      MORTGAGEE PROTECTION................................................27


21.      CONDEMNATION........................................................27

         (a)      Total Taking - Termination ................................27
         (b)      Partial Taking ............................................28



                                       iii
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                              TABLE OF CONTENTS
                                  (continued)

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         (c)      No Apportionment of Award .................................28
         (d)      Temporary Taking ..........................................28
         (e)      Sale Under Threat of Condemnation .........................28

22.      HOLDING OVER........................................................28


23.      ENTRY BY LANDLORD...................................................29


24.      ESTOPPEL CERTIFICATES; INFORMATION..................................29

         (a)      Estoppel Certificates .....................................29
         (b)      Financial Statements ......................................30

25.      TRANSFER OF THE PREMISES BY LANDLORD................................30


26.      LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS......................30


27.      TENANT'S REMEDY.....................................................31


28.      SECURITY............................................................31

         (a)      Cash Security Deposit .....................................31
         (b)      Letter of Credit ..........................................31
         (c)      Reduction of Security Deposit .............................32

29.      FINANCIAL COVENANTS.................................................32


30.      PARKING.............................................................32


31.      QUIET ENJOYMENT.....................................................33


32.      SIGNS...............................................................33


33.      ACCEPTANCE..........................................................34


34.      RECORDING; QUITCLAIM................................................34



                                       iv
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                              TABLE OF CONTENTS
                                  (continued)

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35.      BROKERS.............................................................34


36.      GENERAL.............................................................34

         (a)      Captions ..................................................34
         (b)      Executed Copy; Counterparts ...............................35
         (c)      Severability ..............................................35
         (d)      Construction; Choice of Law ...............................35
         (e)      Gender; Singular, Plural ..................................35
         (f)      Binding Effect ............................................35
         (g)      Waiver ....................................................35
         (h)      Entire Agreement ..........................................35
         (i)      Authority .................................................35
         (j)      Exhibits ..................................................36
         (k)      Lease Summary .............................................36
         (l)      Survival ..................................................36
         (m)      Time ......................................................36
         (n)      No Jury Trial .............................................36
         (o)      Shuttle Program. ..........................................36
         (p)      Generator .................................................36


                                LIST OF EXHIBITS


EXHIBIT A                  DIAGRAM OF BUILDING
EXHIBIT A-1                DESCRIPTION OF YARD AREA
EXHIBIT B                  PLAT AND LEGAL DESCRIPTION OF PROJECT
EXHIBIT C                  WORK LETTER AGREEMENT
EXHIBIT D                  COMMENCEMENT DATE MEMORANDUM
EXHIBIT E                  PROJECT RULES AND REGULATIONS
EXHIBIT F                  SIGNAGE
EXHIBIT G                  LETTER OF CREDIT
EXHIBIT H                  FORM OF SUBORDINATION, NON-DISTURBANCE AND
                           ATTORNMENT AGREEMENT
EXHIBIT I                  FORM OF TENANT ESTOPPEL
EXHIBIT J                  EXCLUSIVE USE PARKING SPACES

                                  LEASE SUMMARY


Lease Date:                         December 18, 2000

Landlord:                           GAL-BRISBANE, L.P., a California limited
                                    partnership

Landlord's Address:                 c/o Stuhlmuller Property Company
                                    4055 Bohannon Drive
                                    Menlo Park, CA  94025
                                    Attn:  Mr. Roger Stuhlmuller
                                    Telephone:  (650) 321-5900
                                    Fax No.:  (650) 321-5933

Tenant:                             INTERMUNE PHARMACEUTICALS, INC.,
                                    a Delaware corporation
Tenant's Address:

   Prior to the Commencement        1710 Gilbreth Road, Suite 301
   Date:                            Burlingame, CA  94010
                                    Attn:    Stephen Rosenfield, Esq.
                                    Telephone: (650) 409-2050
                                    Fax No: (650) 259-0774

   After the Commencement Date:     3280 Bayshore Boulevard
                                    Brisbane, CA 94005
                                    Attn:

Premises:                           The Premises shall consist of
                                    fifty-five thousand eight hundred
                                    ninety-eight (55,898) rentable
                                    square feet of space located in
                                    the building commonly known as
                                    Building A located at 3280
                                    Bayshore Boulevard (the
                                    "Building"). The Premises is
                                    located in the City of Brisbane,
                                    State of California.

Premises Address:                   3280 Bayshore Blvd., Brisbane, California
                                    94005

Project: That certain office and research and development business parkcommonly known as Brisbane Technology Park, and more particularly described in Exhibit
                                    B attached hereto. The Project
                                    shall consist of the Building and
                                    two other buildings commonly known
                                    as Building B and Building C
                                    located at 3260 Bayshore Boulevard
                                    and 3240 Bayshore Boulevard,
                                    respectively, adjacent parking
                                    areas, landscaping and related
                                    improvements and will contain one
                                    hundred eighty-three thousand
                                    three hundred twenty-nine
                                    (183,329) rentable square feet of
                                    space.

Tenant's Project Percentage:        A percentage equal to the rentable square
                                    footage of the Premises divided by the
                                    rentable square footage of the Project.

Commencement Date:                  The earlier of (A) the date Tenant first
                                    occupies the Premises for the purpose of conducting business therein, or (B) May 1, 2001.

Term: One hundred twenty (120) full calendar months and any partial calendar month at the commencement of the Term.

Initial Base Rent:                  Four Dollars and Twenty-Five Cents ($4.25)
                                    per square foot per month (subject to
                                    adjustment pursuant to Paragraph 3(a)(ii))

Security Deposit:                   One Million Four Hundred Twenty-Five
                                    Thousand Three Hundred Ninety-Nine Dollars
                                    ($1,425,399.00) (subject to adjustment
                                    pursuant to Paragraph 28)

Landlord's Broker:                  BT Commercial Real Estate (Mr. Mike Connor
                                    and Bob Baumann)

Tenant's Broker:                    CB Richard Ellis (Mr. Christopher R. Jacobs
                                    and Mr. Dino Perazzo)

                            BRISBANE TECHNOLOGY PARK

                                      LEASE

         THIS LEASE (this "Lease"), dated as of December 18, 2000, is entered into by and between GAL-BRISBANE, L.P., a California limited partnership ("Landlord"), and INTERMUNE PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

         1.       PREMISES

                  (a) LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (the "Premises") consisting of fifty-five thousand eight hundred ninety-eight (55,898) rentable square feet of space, as shown on Exhibit A attached hereto and located within the building commonly known as Building A located at 3280 Bayshore Boulevard, Brisbane, California (the "Building"). The Building and the Premises are located within that certain office and research and development business park commonly known as Brisbane Technology Park (the "Project"), and more particularly described in Exhibit B attached hereto. The Project consists of the Building and two other office buildings, one located at 3260 Bayshore Boulevard ("Building B") and the other located at 3240 Bayshore Boulevard ("Building C," and together with Building B, collectively, the "Other Buildings"), adjacent parking areas, landscaping and related improvements. The total rentable square footage of the Project is one hundred eighty-three thousand three hundred twenty-nine (183,329) rentable square feet.

         In addition to the Premises, during the term of this Lease, Tenant shall have (i) the exclusive right to use the yard area adjacent to the Building consisting of nine hundred (900) rentable square feet (the "Yard Area") designated as "FMA" in Plan A1.2 attached hereto as EXHIBIT A-1, and (ii) the non-exclusive right to use a portion of the roof of the Building (the "Roof Area"), the location of which Roof Area shall be reasonably approved by Landlord, to install the Generator described in PARAGRAPH 36(p) hereof. Tenant covenants with respect to the Yard Area and Roof Area that: (1) Tenant's use of the Yard Area and the Roof Area shall comply with the use restrictions described in PARAGRAPH 5 hereof, and Tenant shall obtain all permits and/or other approvals required by the City of Brisbane and other appropriate governmental agencies necessary to use and operate in the Yard Area and the Roof Area, (2) Tenant shall use the Yard Area and Roof Area in compliance with all applicable laws and regulations, (3) if Tenant at any time occupies less than the entire Building, Tenant's use of the Yard Area and the Roof Area shall not unreasonably interfere with or cause a nuisance with respect to the use or occupancy of the Building by other tenants, and (4) Tenant shall keep the Yard Area and Roof Area in a neat, clean and safe condition and pay all costs and expenses incurred in connection with or otherwise related to its use of the Yard Area and the Roof Area. Tenant's use of the Yard Area and the Roof Area shall comply with all of the terms and conditions of this Lease as though they were part of the Premises, except that the Yard Area and Roof Area shall not be considered part of the Premises for purposes of calculating Base Rent or Tenant's Project Percentage under this Lease. Prior to the expiration or earlier termination of this Lease, Tenant shall remove any Alterations (defined below) and Personal Property (defined below) from the Yard Area and Roof Area in accordance with PARAGRAPH 16 hereof and repair all damage to the Yard Area and Roof Area resulting from Tenant's use thereof during the term of this Lease, all at Tenant's sole cost and expense. Tenant agrees to indemnify, defend (with attorneys acceptable to Landlord) and hold Landlord, its agents, employees, successors and assigns, harmless from and against any and all claims, losses, damages and liabilities arising out of or in any way relating to, involving, or in dealing with, the use of the Yard Area and the Roof Area by Tenant and its agents, employees and contractors during the term of the Lease and any default or breach by Tenant in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease with respect to its use and/or occupancy of the Yard Area and the Roof Area.

                  (b) PROJECT COMMON AREAS. Tenant's right to use the Project Common Areas (as hereinafter defined) is a right in common with other tenants of the Project, if any. For purposes of this Lease, the term "Project Common Areas" shall mean all areas and facilities within the Project except for the Building and the Other Buildings, including, but not limited to, parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities and similar areas, subject to the reasonable rules and regulations and changes therein from time to time made by Landlord governing the use of the Project Common Areas. Landlord shall at all times have exclusive control of the Project Common Areas and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, and/or temporarily or permanently change the size, configuration, composition and/or location of the Project Common Areas. Specifically, Landlord shall have the right from time to time during the Lease Term (as hereinafter defined) to (a) grant easements within the boundaries of the Project, (b) modify the parking areas and ingress and egress to and from the parking areas and the buildings located within the Project, (c) modify the directional flow of traffic in the Project, (d) make alterations or additions to the Building, the Other Buildings and any other buildings located within the Project, and (e) install, maintain, use, repair and replace pipes, ducts, conduits and wires, leading through, under or over the Premises to locations serving other parts of the Project. Landlord also reserves the right to expand or contract the area of the Project, to make alterations thereof or additions thereto and to construct and install additional buildings and other improvements within the Project; provided, however that in such case, Tenant's Project Percentage (as hereinafter defined) shall be proportionately adjusted. In exercising any of the foregoing rights, (i) Landlord shall make commercially reasonable efforts to minimize any disruption of Tenant's business in the Premises, and (ii) Landlord shall not materially and adversely restrict or limit Tenant's access to, or use of, the Premises or the parking to which Tenant is entitled hereunder.

         2.       LEASE TERM

                  (a) TERM. The term of this Lease shall be a period of approximately ten (10) years, commencing on the Commencement Date (defined in Paragraph 2(b)) and ending, unless earlier terminated pursuant to the terms of this Lease, on the last day of the one hundred twentieth (120th) full calendar month after the Commencement Date (the "Expiration Date"). Such period, as the same may be extended pursuant to the terms hereof, shall be referred to hereinafter as the "Lease Term."

                  (b)      COMMENCEMENT DATE; DELIVERY DATES.

                           (i) COMMENCEMENT DATE. For purposes of this Lease, the term "Commencement Date" shall be the earlier of (A) the date Tenant first occupies the Premises for the purpose of conducting business therein, or (B) May 1, 2001. The estimated completion date for Landlord's Work (as defined in the Work Letter attached hereto as EXHIBIT C) with respect to the Warm Building Shell described in the Work Letter (the "Estimated Shell Completion Date") is December 30, 2000. The Warm Building Shell shall be deemed "substantially completed" as and when specified in the Work Letter.

                           (ii) COMMENCEMENT DATE MEMORANDUM. Within ten (10) days after the determination of the Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form shown in EXHIBIT D attached hereto.

                  (c) TENANT'S ACCESS. Upon full execution and delivery of this Lease by the parties hereto, Tenant shall be allowed access to the Premises prior to Landlord's completion of the Warm Building Shell improvements described in the Work Letter for the purpose of constructing the Tenant Improvements, provided that (i) Tenant's access and construction of the Tenant Improvements (as defined in the Work Letter) in the Premises does not interfere with Landlord's completion of the Warm Building Shell or occasion any labor dispute as a result and (ii) Tenant provides Landlord and Landlord's architect with twenty-four (24) hours' prior written notice of its intent to enter the Premises or perform any work in the Premises. During any access by Tenant pursuant to this Paragraph 2(c), Tenant assumes all risk of loss or damage to Tenant's machinery, equipment, fixtures and other personal property and the Tenant Improvements, and hereby agrees to indemnify, defend and hold harmless Landlord from any loss or damage to such machinery, equipment, fixtures and personal property and the Tenant Improvements, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of Tenant's access or work, except for liability, loss or damage caused by Landlord's gross negligence or willful misconduct.

                  (d) FAILURE TO DELIVER POSSESSION. If, for any reason, Landlord cannot deliver possession of the Warm Building Shell to Tenant by the Estimated Shell Completion Date, then this Lease shall remain in effect, Landlord shall not be subject to any liability, and such failure shall neither adjust the Commencement Date of the Lease nor extend the expiration date of this Lease, provided, however, that the Commencement Date as defined in Paragraph 2(b)(i) above shall be extended, on a day for day basis, for each day that the Premises are not delivered to Tenant in substantially completed condition following the Estimated Shell Completion Date. Notwithstanding anything to the contrary contained herein, if Landlord has not delivered the Premises in substantially completed condition to Tenant prior to March 31, 2001, then Tenant shall have the right thereafter to cancel this Lease by written notice to Landlord within five (5) days thereafter, and upon such cancellation, Landlord shall return all sums theretofore deposited by Tenant with Landlord, and neither party shall have any further liability to the other.

         3.       RENT

                  (a)      BASE RENT

                           (i) INITIAL BASE RENT. Commencing on the Commencement Date, and continuing thereafter until the Expiration Date or earlier termination of this Lease, Tenant shall pay to Landlord base rent (the "Base Rent") for the Premises in the amount of Four Dollars and Twenty-Five Cents ($4.25) per month per rentable square foot of the Premises then subject to the Lease. Base Rent shall be paid in advance on the first day of each calendar month, in lawful money of the United States, without abatement, deduction, claim, offset, prior notice or demand except as otherwise specifically provided in this Lease. Tenant shall pay to Landlord the first month's Base Rent upon execution of this Lease.

                           (ii) ADJUSTMENTS. On the first (1st) day of the thirteenth (13th) month after the Commencement Date and on each anniversary of the Commencement Date thereafter the then current Base Rent shall be increased by four percent (4%) until the Expiration Date or the expiration of the extended term, if any, pursuant to the Addendum Paragraph 1 (each, an "Adjustment Date").

                  (b) ADDITIONAL RENT. All monies other than Base Rent that Tenant is required to pay under this Lease, including, without limitation, a portion of repair and maintenance charges pursuant to Paragraph 8, Real Property Taxes pursuant to Paragraph 10, insurance premiums pursuant to Paragraph 11 and Operating Expenses pursuant to Paragraph 12, shall be deemed "Additional Rent" and shall be paid to Landlord as provided in this Lease. The term "Rent" as used herein shall refer to Base Rent plus any Additional Rent. All Rent shall be paid to Landlord at Landlord's address set forth in the Lease Summary or at such other place designated by Landlord in a written notice to Tenant. No Additional Rent shall accrue under the Lease until on and after the Commencement Date.

                  (c) PRORATIONS. If the Commencement Date is not the first
(1st) day of a calendar month, or if the expiration date of this Lease is not the last day of a calendar month, Base Rent due for the fractional month during which this Lease commences or expires shall be prorated on the basis of a thirty
(30) day month. If the rentable square footage of the Premises changes in accordance with Paragraph 1(a) of this Lease on other than the first day of a calendar month, then the Base Rent for such calendar month shall be equitably allocated on a per diem basis, based on the number of days in such calendar month.

         4.       CONDITION OF PREMISES

         Landlord shall deliver possession of the Warm Building Shell to Tenant in the condition required pursuant to the Work Letter. Tenant acknowledges that, except as expressly provided in this Lease, neither Landlord nor Landlord's authorized agents, partners, members, subsidiaries, directors, officers and/or employees (collectively, "Landlord's Agents") have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or Landlord's Agents agreed to undertake any Alterations (defined below in PARAGRAPH 7) or construct any Tenant Improvements to the Premises. Notwithstanding anything to the contrary in this Lease, Landlord warrants that, to the actual knowledge of Landlord, on the commencement of the term hereof: (a) the Warm

Building Shell shall comply with all laws, codes, ordinances and other governmental requirements then applicable to the Premises, the Building and/or the Project, (b) the Warm Building Shell, including the improvements and equipment therein, shall be in good working order, condition and repair, and (c) Landlord knows of no material defects in the Warm Building Shell which would unreasonably interfere with Tenant's use and enjoyment of the Premises.

         5.       USE

                  (a) TENANT'S USE. Tenant shall use the Premises solely for office, administration, research and development, laboratory, marketing, manufacturing and warehousing purposes and any other legal purpose permitted by the City of Brisbane, California, and shall not use the Premises for any other use or purpose.

                  (b) COMPLIANCE WITH LAWS AND PROJECT RULES AND REGULATIONS.

                           (i)      LAWS.

                                    (A) TENANT'S COMPLIANCE. Tenant shall not
                  use the Premises or suffer or permit anything to be done in or about the Premises which shall in any way conflict with the requirements of any covenants, conditions and/or restrictions of record, or with any law, statute, zoning restriction, ordinance, order, rule, regulation or requirement of any duly constituted public authorities (including, without limitation, state, municipal, county and federal governments and their departments, bureaus, boards and officials), whether now in force or which may hereafter be in force, applicable to the condition, use or occupancy of the Premises whether or not any condition or occupancy is related to Tenant's particular use of the Premises (collectively, "Laws"), including, without limitation, (i) the San Bruno Mountain Area Habitat Conservation Plan, as amended (the "HCP") and (ii) that certain Declaration of Covenants and Restrictions on Real Property on San Bruno Mountain. Throughout the Lease Term, Tenant shall, at its own cost and expense, promptly and properly observe and comply with all Laws applicable to Tenant's use or occupancy of the Premises, including, without limitation, the making by Tenant of any Alteration (as defined in PARAGRAPH 7) to the Premises or any change to the Tenant Improvements as may be necessitated by such Laws, including, without limitation, all applicable building codes, Title III of the Americans with Disabilities Act and all state and local accessibility requirements (collectively, the "Accessibility Requirements") and Title 24 of the California Code of Regulations, as such may be amended from time to time. Capital improvements to the structure of the Building in which the Premises are located necessitated by Laws not related to Tenant's alteration, use or occupancy of the Premises shall be the responsibility of Landlord and the costs thereof shall be paid by Tenant to the extent applicable pursuant to PARAGRAPH 12(c) hereof.

                                    (B) LANDLORD'S COMPLIANCE. Landlord shall
                  construct the Warm Building Shell in compliance with all Laws. In addition, Landlord shall maintain the Project Common Areas and perform Landlord's maintenance and repair obligations pursuant to PARAGRAPH 8(a) of this Lease in compliance with all Laws, including, without limitation, all applicable building codes, Accessibility Requirements and Title 24 of the California Code of Regulations, as such may be amended from time to time.

                           (ii) RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations of the Project which are attached hereto as EXHIBIT E, as the same may be modified and amended from time to time by Landlord in its reasonable discretion (the "Rules and Regulations"). In the event of any conflict between the Rules and Regulations and the Lease, this Lease shall control.

                  (c)      HAZARDOUS MATERIALS.

                           (i) DEFINITION. As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, ordinance, rule, directive or order or any amendments thereto (hereinafter referred to as "Environmental Laws") including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (41 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof;
         (iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons; (v) which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (vi) radon gas.

                           (ii) EXISTING ENVIRONMENTAL CONDITION. Tenant acknowledges and agrees that Tenant has received and reviewed a copy of that certain report entitled "Updated Level One Environmental Site Assessment" dated January 7, 1999, prepared by Lumina Technologies.

                           (iii) INDEMNITY. Tenant shall not, without the prior written consent of Landlord, store, use, generate, transport, dispose or release any Hazardous Materials on, in, under or about the Premises or any portion of the Project; provided, however, that Tenant may, without obtaining such consent, use and store on the Premises limited quantities of commonly used standard office and janitorial supplies containing chemicals categorized as Hazardous Materials so long as Tenant uses, stores and disposes of all such Hazardous Materials in strict compliance with all Environmental Laws and prudent business practices. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to Tenant's use, handling, storage, generation, or transport of certain Hazardous Materials in, or about the Premises, which are reasonably necessary for the conduct of Tenant's business in the Premises, so long as, within a reasonable time period prior to the use, handling, storage, generation or transport of such Hazardous Materials in and about the Premises, Tenant submits to Landlord a Hazardous Materials Management

         Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material,
         (dd) the method of transporting each material to and from the Premises and within the Premises, (ee) the methods Tenant will employ to monitor the use, storage, handling and disposal of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, generate, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above. Tenant shall pay to Landlord Lanldord's out-of-pocket costs and expenses in connection with Landlord's review of the HMMP. In addition, Tenant shall comply with all guidelines contained in the HCP with respect to the use, storage and release of pesticides in or on the Project by Tenant. Tenant shall be solely responsible for and shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against all claims, demands, judgments, losses, expenses, costs and liabilities, including fees and costs of attorneys and consultants and engineers (collectively, "Liabilities"), arising out of or in any way relating to the storage, use, generation, transportation, disposal or release of any Hazardous Material by Tenant and/or Tenant's affiliates (defined as any entity which controls, is controlled by or under common control with Tenant), subsidiaries, divisions, officers, directors, partners, employees, agents, contractors, invitees, Tenants or assignees (collectively, "Tenant's Agents") in, on, under or about the Premises or any portion of the Project, including, without limitation, any Liabilities arising out of or in any way relating to any investigation, testing, removal, clean-up and/or restoration services, work, materials and equipment necessary to return the Project (or any part thereof) to full compliance with Environmental Laws and to otherwise satisfactorily investigate and remediate the contamination arising therefrom. If at any time during or after the Lease Term Tenant becomes aware of any inquiry, investigation, administrative proceeding or judicial proceeding by any governmental agency regarding the storage, use or disposition of any Hazardous Materials by Tenant or Tenant's Agents in, on, under or about the Premises or the Project, Tenant shall, within five (5) days after first learning of such inquiry, investigation or proceeding, give Landlord written notice advising Landlord of the same. Tenant's obligations under this PARAGRAPH 5(c)(iii) shall survive the expiration and/or earlier termination of this Lease.

         6.       ASSIGNMENT AND SUBLETTING

                  (a) LANDLORD'S CONSENT. Tenant shall not assign this Lease, sublease all or any portion of the Premises or mortgage or hypothecate this Lease or all or any portion of Tenant's interest in this Lease or the Premises (each, a "Transfer") without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted or purported Transfer without Landlord's prior written consent shall be void and confer no rights upon any third party. If Tenant attempts a Transfer without Landlord's prior written consent, Landlord may (i) terminate this Lease, or (ii) accept rent from the purported Tenant or assignee (each, a "Transferee") and apply such rent against Tenant's Base Rent and Additional Rent obligations under this Lease. No such acceptance of rent shall be deemed an express or implied waiver of Tenant's breach of this Paragraph 6(a). unless such waiver is in writing and signed by Landlord, and Landlord reserves all rights and remedies arising with respect to such breach by Tenant, including, without limitation, the right to terminate this Lease. Such acceptance of rent from a purported Transferee shall not be construed to constitute a consent to the purported Transfer or to give the purported Transferee a right of possession with respect to the Premises.

                  (b) TRANSFEREE FORM. Each Transfer shall be by an instrument in writing in a form reasonably satisfactory to Landlord, and shall be executed by Tenant and Transferee. Tenant and the proposed Transferee shall agree in writing, for the benefit of Landlord, to be jointly and severally liable for all costs and expenses in connection with any obligation to install or construct any Alterations to the Premises or improvements to other portions of the Project that may be required by any Laws (including any Accessibility Requirements) as a result of such proposed Transfer. Each Transferee shall agree in writing, for the benefit of Landlord, to assume, to be bound by and to perform the terms, conditions and covenants of this Lease to be performed by Tenant as applicable to the transferred premises. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Transfer unless Landlord specifically grants such release in writing.

         (c) NO WAIVER. Consent by Landlord to one Transfer shall not be deemed to be a consent to any subsequent Transfer.

         (d) INFORMATION TO BE FURNISHED. If Tenant desires at any time to Transfer the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Transferee; (ii) the nature of the proposed Transferee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Transfer and a copy of the proposed Transfer agreement and related agreements;
(iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Transferee. Tenant shall reimburse Landlord, as Additional Rent, for all reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to a Transfer.

         (e) LANDLORD'S ALTERNATIVES. At any time within twenty (20) days after Landlord's receipt of all of the information specified in Paragraph 6(d), Landlord may, by written notice to Tenant, elect: (i) to terminate this Lease and recapture the entire Premises, in the event of an assignment, or the portion of the Premises that Tenant proposes to sublease, in the event of a sublease which, when taken together with all other existing subleases, covers more than fifty percent (50%) of the rentable area of the Premises and the term of the proposed sublease is over thirty-six (36) months, in which event this Lease shall terminate as to, and Tenant shall surrender to Landlord, the portion of the Premises that Landlord has elected to recapture as of the date specified in Landlord's election notice (which in no event shall be less than fifteen (15) nor more than one hundred twenty (120) days following the date of Landlord's election notice); (ii) to consent to the Transfer by Tenant; or (iii) to reasonably refuse its consent to the Transfer, in which case Landlord shall specify the reasons for its refusal in Landlord's election notice. Landlord may withhold its consent to any Transfer pursuant to clause (iii) above if Landlord determines that the Subrent is less than ninety percent (90%) of fair market rent. If Landlord fails to elect any of the alternatives set forth in Paragraph 6(e)(i) through Paragraph 6(e)(iii) above within thirty (30) days following Landlord's receipt of all of the information specified in Paragraph 6(d), it shall be deemed that Landlord has not consented to the Transfer. If Landlord proceeds with Paragraph 6(e)(ii) and consents to the Transfer, Tenant may thereafter enter into a valid Transfer of the Premises or portion thereof, upon the terms and conditions and with the proposed Transferee set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 6(d), subject, however, to the condition that Tenant shall pay to Landlord fifty percent (50%) of any excess of the Subrent (defined below) over the rent required to be paid by Tenant hereunder, less Tenant's reasonable Transfer Costs. For the purposes of the foregoing, the term "Transfer Costs" shall mean all actual costs and expenses paid by Tenant to effect the Transfer, including, without limitation, the amortized cost of any alterations or leasehold improvements made by Tenant at the request of the transferee that would not have been constructed for Tenant's occupancy of the subject portion of the Premises, amortized on a straight line basis, without interest, over the term of this Lease, in the event of an assignment, and the term of the proposed Transfer, in the event of a sublease, and (ii) any leasing commissions paid by Tenant incidental to such Transfer, but not including vacancy costs or the cost of any alterations or leasehold improvements made to the Premises other than those performed to effect the Transfer. Any such Subrent to be paid to Landlord pursuant hereto shall be payable to Landlord as and with the Base Rent payable to Landlord hereunder pursuant to Paragraph 3(a).

         (f) PERMITTED TRANSFER. Notwithstanding anything to the contrary contained in this Lease, but subject to the net-worth requirement for a Permitted Transferee (defined below) described below, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord's consent, to any of the following (each, a "Permitted Transferee"): (i) any entity which controls, is controlled by, or is under common control with Tenant;
(ii) any entity which results from a merger of, reorganization of, or consolidation with Tenant; (iii) any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a "Permitted Transfer"). In addition, sale or transfer of the capital stock of Tenant other than as described in subparagraph (iii) above shall be deemed a Permitted Transfer. Notwithstanding anything to the contrary contained herein, a Permitted Transferee shall have a minimum net worth (excluding intangible assets) of $100,000,000. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.

         (g) EXECUTED COUNTERPART. No Transfer shall be valid nor shall any Transferee take possession of the Premises until an executed counterpart of the Transfer agreement has been delivered to Landlord.

         (h) DEFINITIONS. The following terms as used herein shall have the following meanings:

                  (i) SUBRENT. The term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant from a Transferee if such sums are related to Tenant's interest in this Lease or in the Premises.

                  (ii) TENANT. The term "Tenant" shall mean the person or entity with whom a Sublet agreement is proposed to be or is made.

         7.       ALTERATIONS

                  (a) CONSENT TO ALTERATIONS. Tenant shall not make or permit any modifications, additions or improvements in, on or about the Premises, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, fixtures, window and wall covering and carpentry installations (collectively, "Alterations"), without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to make nonstructural Alterations costing in the aggregate not more than Thirty Thousand Dollars ($30,000) in any twelve (12) month period without Landlord's prior consent, provided that such Alterations (i) are not visible from any point outside of the Building, and (ii) will not affect the systems or structure of the Building. Landlord shall not unreasonably withhold, condition or delay its consent to any nonstructural Alterations provided that (i) the nonstructural Alterations are not visible from any point outside of the Building, and (ii) do not affect the building systems or structural components of the Building. In no event may Tenant modify any building systems or structural components of the Building without Landlord's consent, which consent may be withheld by Landlord in its sole and absolute discretion; provided, however, that if Landlord's architect and/or engineer, to the extent applicable, approve Alterations proposed by Tenant to the building systems in the Building and Tenant uses subcontractors approved by Landlord to perform such building systems Alterations, Landlord agrees not to unreasonably withhold its consent to those Alterations. Tenant shall request Landlord's consent in writing and shall deliver Tenant's written request to Landlord with reasonably detailed plans and specifications for the proposed Alterations prepared at Tenant's expense by a licensed architect or engineer, together with a list of the contractors that Tenant would like to use to install the subject Alteration(s). Landlord shall consent to or disapprove the Alterations proposed by Tenant within ten (10) business days after Landlord's receipt of Tenant's written request and a copy of Tenant's proposed plans and specifications and list of proposed contractors. If Landlord fails to respond to Tenant's written request for Landlord's consent to Tenant's proposed Alterations made in strict compliance with Paragraph 14 hereof within the above-referenced ten (10) business day period, Landlord shall be deemed to have approved Tenant's request. Additionally, Landlord shall have the right to pre-approve (not to be unreasonably withheld) all contractors selected by Tenant to construct and install the Alterations. Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs incurred in connection with reviewing and approving or disapproving any request for an Alteration, including the plans and specifications thereof proposed by Tenant.

                  (b) GENERAL CONDITIONS FOR ALTERATIONS. All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable Laws and in accordance with the plans and specifications delivered to and approved by Landlord; provided, however, that neither Landlord's acceptance nor approval of any such plans and specifications shall imply that Landlord in any way covenants or warrants that the same are safe or that they comply with applicable Laws. All Alterations shall be performed in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of the Premises or the Project. The workmanship and materials used in all Alterations shall be of a quality equal to or exceeding that used generally throughout the Project. Tenant shall indemnify and hold harmless Landlord and Landlord's Agents from any and all Liabilities incurred by Landlord and/or Landlord's Agents as a result of any defects in the design, materials or workmanship of the Alterations, and/or failure of Tenant or Tenant's Agents to comply with applicable Laws, including, without limitation, all applicable Accessibility Requirements.

                  (c) NOTICE AND LIENS. Tenant shall notify Landlord in writing at least ten (10) business days prior to the commencement of any work on Alterations approved by Landlord, and Landlord shall be entitled to post and record Notices of Nonresponsibility or other notices deemed proper before the commencement of such work. If Tenant fails to cause any lien filed against the Premises in connection with any work performed or claimed to have been performed by or at the direction of Tenant to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days from the date of such filing, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amount as Additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and reasonable attorneys' fees, with interest thereon at an interest rate of ten percent (10%) per annum from the date of payment by Landlord.

                  (d) REMOVAL OF ALTERATIONS. Landlord shall notify Tenant within ten (10) days after Landlord receives the plans and specifications for any proposed Alteration or, if Tenant is not required to obtain Landlord's consent to the Alteration, within ten (10) days after Tenant notifies Landlord in writing of its intent to make an Alteration, as to whether Tenant will be required to remove the proposed Alteration upon the termination of Tenant's lease of that portion of the Premises in which the Alteration is to be constructed. If Landlord so notifies Tenant within said ten (10)-day period, then Tenant shall remove the proposed Alteration and to repair or restore any damage caused by the installation and removal of such Alteration at the expiration or earlier termination of Tenant's lease of that portion of the Premises in which the Alteration is constructed, all at Tenant's sole cost and expense; provided, however, Tenant shall only be required to remove those Alterations which are specified in Landlord's notice. Tenant shall fully and promptly repair all damage caused by the removal of Alterations from the Premises. In no event shall Tenant be required to remove any of the initial Tenant Improvements, except where Landlord has given Tenant written notice that such Tenant Improvements, or portion thereof, must be removed in accordance with this Paragraph 7(d).

                  (e) MAINTENANCE OF ALTERATIONS. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations to the Premises made by Tenant, or by Landlord at Tenant's expense.

         8.       REPAIR AND MAINTENANCE

                  (a) LANDLORD. Landlord, at its expense, shall keep in good order, condition and repair the foundations of the Building, the structural components of the Building, the exterior walls of the Building (excluding the interior finish surface thereof), and the roof structures and membranes on the Building; provided, however, that any damage thereto caused by the gross negligence or willful acts or omissions of Tenant or Tenant's Agents, or by reason of the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, or caused by any Alterations made by or for Tenant, shall be at Tenant's sole expense. In addition, Landlord shall be responsible for maintaining the outside landscaping of the Project in good condition and repair, the cost of which shall constitute an Operating Expense under this Lease. Landlord shall enter into regularly scheduled maintenance/service contracts for servicing the elevators within the Building, unless Landlord elects for Tenant to do so pursuant to Paragraph 8(b) below, the cost of which shall constitute an Operating Expense under this Lease. Also, Landlord shall enter into regularly scheduled preventive maintenance/service contracts with maintenance contractors acceptable to Landlord for servicing all hot water and heating and air conditioning (the "HVAC") systems and equipment in the Premises, the cost of which shall constitute an Operating Expense under this Lease. It is an express condition precedent to all obligations of Landlord to repair and maintain the Building that Tenant shall have notified Landlord in writing of the need for any such repairs or maintenance. There shall be no abatement of Rent during the performance of Landlord's obligations under this Paragraph 8(a), nor shall Landlord be liable to Tenant for any damage that may result from interruption of Tenant's use of the Premises during the period that Landlord is performing the maintenance and repairs required hereunder; provided, however Landlord shall use commercially reasonable efforts in the performance of its obligations pursuant to this Paragraph 8(a) to minimize any interference with Tenant's normal business operations.

                  (b) TENANT. Except for the portions of the Premises expressly required to be maintained by Landlord under Paragraph 8(a), Tenant, at Tenant's sole cost and expense, shall maintain the Premises in good order, condition and repair, including, without limitation, subfloors and floor coverings, walls and wall coverings, mechanical, electrical and plumbing systems, doors and windows. In addition, if Tenant leases all of the rentable space located within the Building, Landlord may require Tenant to enter into regularly scheduled preventive maintenance/service contracts with maintenance contractors acceptable to Landlord for servicing the elevators in the Building and provide to Landlord a copy of the maintenance/services contract and written service reports on the elevators on an annual basis. If, in the reasonable judgment of Landlord, Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall have the right to perform such maintenance, repairs or refurbishing at Tenant's expense. In addition, Tenant shall, at its own expense, provide, install and maintain in good condition all of its trade fixtures, furniture, equipment and other personal property ("Tenant's Personal Property") required in the conduct of its business in the Premises. If any condition arises in the Premises or the Project which may be unsafe or dangerous to persons or property in the Project, Tenant shall immediately notify Landlord of such condition.

                  (c) WAIVER. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor Laws regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

         9.       UTILITIES AND SERVICES

                  (a) TENANT'S OBLIGATIONS. Tenant shall be responsible for and promptly shall pay all charges for gas, electricity, water, telephone and telephone cabling, HVAC, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in the Premises during the Lease Term, together with any and all taxes thereon. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except to the extent resulting from the gross negligence or willful misconduct of Landlord. No such failure or interruption shall entitle Tenant to terminate this Lease or withhold Rent due hereunder. Notwithstanding the foregoing, to the extent that Landlord receives insurance proceeds under its insurance policy as a result of the interruption in utilities to compensate Landlord for lost Rent under this Lease, then the Rent due hereunder will be abated by such amount.

                  (b) TENANT TO PAY SHARE OF EXPENSES. If any utilities or services described in Paragraph 9(a) above are not separately metered to Tenant or are contracted for by Landlord, then Tenant shall pay, as Additional Rent, a reasonable proration of the costs of such utilities and services, including the cost of installing metering devices. Tenant shall pay such prorated amount of such costs on the first day of the calendar month following receipt of Landlord's itemized bill therefor.

         10.      REAL PROPERTY TAXES

                  (a) PAYMENT BY TENANT. Commencing with the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant's Project Percentage of all Real Property Taxes (as hereinafter defined). Tenant shall pay Tenant's Project Percentage of such Real Property Taxes in the manner provided in Paragraph 12 below.

                  (b) REAL PROPERTY TAXES. For purposes of this Lease, "Real Property Taxes" shall mean any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax of any nature imposed upon or with respect to the Premises or the Project or any part thereof (other than net income, estate, gift, succession, inheritance, transfer or franchise taxes of Landlord) (collectively, "tax"), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Premises or Project or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) levied or assessed upon any legal or equitable interest of Landlord in the Project or the Premises or any part thereof; (iii) levied or assessed upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes imposed on or with respect to the Project or the Premises, whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area. The reasonable cost and expenses of contesting the amount or validity of any of the foregoing taxes shall be included in Real Property Taxes. Real Property Taxes shall also include all new and increased assessments, taxes, fees, levies and charges which may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal, libraries, street lighting, police services, and for other governmental services, or any gross or net rental income tax. The term "Real Property Taxes" shall not include any penalty or fee imposed as a result of Landlord's failure to pay such taxes or other expenses prior to their delinquency.

                  (c) TAX ON IMPROVEMENTS. Without limiting the generality of Paragraph 10(b), Tenant shall pay any increase in Real Property Taxes resulting from any and all Alterations placed in, on or about the Premises for the benefit of, at the request of, or by Tenant.

                  (d) PRORATION. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Lease Term. With respect to any assessments which may be levied against or upon the Premises, or which under the Laws then in force may be evidenced by improvement bonds or other bonds or may be paid in annual installments, only the amount of the annual installment due each year (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises for such year.

                  (e) PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property. When possible, Tenant shall cause Tenant's Personal Property to be assessed and billed separately from the real and/or personal property of Landlord.

         11.      INSURANCE

                  (a) INDEMNIFICATION.

                           (i) TENANT'S INDEMNIFICATION OF LANDLORD. Tenant hereby agrees to indemnify, defend (with attorneys acceptable to Landlord) and hold harmless the Premises, Landlord, Landlord's Agents and Landlord's lenders, from and against any and all Liabilities arising out of or in any way relating to, involving, or in dealing with, the Premises during the term of the Lease, the conduct of Tenant's business, any default or breach by Tenant in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease, the use or occupancy of the Premises or any part of the Project by Tenant, or by the acts or omissions of Tenant or Tenant's Agents, except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord's Agents and Landlord's lenders, Tenant's indemnification obligations with respect to Hazardous Materials shall be pursuant to PARAGRAPH 5(c) of this Lease.

                           (ii) LANDLORD'S INDEMNIFICATION OF TENANT. Landlord hereby agrees to indemnify, defend and hold harmless Tenant from any and all Liabilities arising out of or in any way relating to, involving, or in dealing with, any part of the Project, to the extent such Liabilities are caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents.

                  (b) TENANT'S INSURANCE. Tenant agrees to maintain in full force and effect at all times during the Lease Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

                           (i) WORKER'S COMPENSATION. Worker's compensation in an amount equal to the statutory requirements then in effect.

                           (ii) EMPLOYER'S LIABILITY. Employer's liability in an amount not less than One Million Dollars ($1,000,000.00) per accident for bodily injury or disease.

                           (iii) AUTOMOBILE LIABILITY. Automobile liability insurance (ISO form CA 0001 (Ed. 1/87), code 1) for each vehicle owned, leased or rented by Tenant in connection with its business, in an amount not less than Five Million Dollars ($5,000,000.00) per accident for bodily injury and property damage.

                           (iv) GENERAL LIABILITY. Commercial general liability insurance (ISO occurrence form CG 0001) in an amount not less than Five Million Dollars ($5,000,000.00), combined single limit for both bodily injury and property damage, naming Landlord as additional insured. If Commercial General Liability Insurance with a general aggregate limit is used, the general aggregate limit shall apply separately to the location of the Premises, using ISO form CG 25041185 or its equivalent.

                           (v) PROPERTY. Property insurance on Tenant's Personal Property located on or in the Premises. Such insurance shall be in an amount of one hundred percent (100%) of the replacement cost of the insured items, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage against the perils covered in the ISO Special Form. Such policy shall be endorsed, as necessary, to provide coverage for boilers and machinery and sprinkler leakage. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair or replacement of such items so insured. Landlord shall have no interest in the insurance upon Tenant's Personal Property.

                           (vi) BUSINESS INCOME. Business Income/Extra Expense Insurance at a minimum of 50% co-insurance, including coverage for loss of Business Income due to damage to Tenant's Personal Property and Alterations arising from the perils covered in the ISO Special Form.

                  (c) LANDLORD'S INSURANCE. During the Lease Term Landlord shall maintain commercial general liability insurance, and "All Risk" or ISO Special Form property insurance (the "Project Property Insurance") (including, at Landlord's option, earthquake and flood coverage, inflation endorsement, sprinkler leakage endorsement, and boiler and machinery coverage), covering (i) the full replacement cost of the Premises, including the Tenant Improvements and, provided that Tenant (1) delivers to Landlord a copy of Tenant's plans for all of the Alterations made by Tenant and any other information reasonably requested by Landlord, and (2) Tenant otherwise complies with the provisions contained in Paragraph 7 with respect to the Alterations, (ii) the Alterations, but excluding the foundations of the Building. The Project Property Insurance shall also include insurance against loss of rents in an amount equal to the Base Rent, Additional Rent, and any other sums payable to Landlord by the tenants of the Project under their respective leases for a period of at least twelve (12) months. The Project Property Insurance shall name Landlord as named insured and include a lender's loss payable endorsement in favor of Landlord's lender. Tenant shall reimburse Landlord, as Additional Rent, for Tenant's Project Percentage of the costs of such policy or policies. Tenant shall pay Tenant's Project Percentage of the Project Property Insurance in the manner provided in Paragraph 12. Tenant shall pay the entire amount of any increase in premium rates for the Project Property Insurance that is caused by Tenant's particular use of the Premises or any portion of the Project.

                  (d) CERTIFICATES. Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance and endorsements evidencing the above coverage with limits not less than those specified above and naming Landlord as additional insured thereunder. The certificates and endorsements shall be on a form approved by Landlord and shall expressly provide that no less than thirty (30) days' prior written notice shall be given Landlord in the event of cancellation of or alteration to the coverages evidenced thereby.

                  (e) INCREASED COVERAGE. Landlord, by written notice to Tenant, may require Tenant to increase the amount of insurance maintained by Tenant in accordance with this Lease to such amounts as are generally required by landlords of similar properties located in the Brisbane-San Francisco area.

                  (f) CO-INSURER. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by the insurance carrier, then any Liabilities sustained by Landlord as a result thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

                  (g) INSURANCE REQUIREMENTS. All of Tenant's insurance shall be in a form satisfactory to Landlord and shall be carried with companies that have a current A.M. Best's rating of no less than A:VII; shall provide that such policies shall not be subject to alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and shall be primary as to Landlord and Landlord's Agents. The policy or policies, or duly executed certificates and endorsements for them, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, or fails to provide Landlord with the policy, policies or duly executed certificates and endorsements thereof required hereunder, Landlord may following notice to Tenant, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord for such amounts as Additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and reasonable attorneys' fees, with interest thereon at an interest rate of ten percent (10%) per annum from the date of payment by Landlord.

                  (h) LANDLORD'S DISCLAIMER. Subject to Landlord's insurance obligations under Paragraph 11(c) above, neither Landlord nor Landlord's Agents shall be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises or the Project, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by the gross negligence or willful misconduct of Landlord.

                  (i) WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which are required hereunder or which otherwise may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

         12.      ADDITIONAL RENT

                  (a) PAYMENT. Tenant shall pay to Landlord, as Additional Rent during each year commencing on the Commencement Date and ending on the Expiration Date (prorated for any partial calendar year during the Lease Term),
(i) all Operating Expenses (defined herein) attributable to the ownership, operation, repair and/or maintenance of the Building which accrue during the Lease Term, (ii) Tenant's Project Percentage of all Operating Expenses attributable to the ownership, operation, repair and/or maintenance of the Project Common Areas and the Project, and (iii) Tenant's Project Percentage of Real Property Taxes and Project Property Insurance, each as determined by Landlord.

                  (b) TENANT'S PROJECT PERCENTAGE. Tenant's Project Percentage is calculated by dividing the then applicable total rentable square footage of the Premises by the total rentable square footage in the Project. Tenant's Project Percentage as of the Commencement Date is set forth in the Lease Summary. Any change in the total rentable square footage of the Project or the Premises, including any increase or decrease in the size of the Premises pursuant to Paragraph 1(a) of this Lease, shall increase or decrease Tenant's Project Percentage.

                  (c) DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses" shall include, without limitation, the cost of labor, materials, supplies and services used or consumed in maintaining, operating and repairing the Building, the Project and all supporting facilities, including the following: (a) the cost of maintaining and repairing all sidewalks, landscaping, service areas, elevators, mechanical rooms, utility systems, building exteriors (and the component parts thereof), signs, site lighting, walkways, driveways and parking areas of the Project; (b) all charges for heat, water, gas, electricity, sewer, air conditioning, trash removal and other utilities used or consumed in the Building or the Project (not separately metered and billed to any individual tenant of the Project); (c) Landlord's management fee each year, of which Tenant's proportionate share shall be an amount equal to three and one-half percent (3.5%) of the total annual Rent due under this Lease; (d) costs incurred in constructing and installing any capital improvements and/or replacements ("Capital Improvements") on the Project that are required to comply with laws enacted subsequent to the date of full execution of this Lease by the parties, or that are acquired to reduce any other item of Operating Expenses or otherwise benefit the Project, as reasonably determined by Landlord; provided, however, the cost of such Capital Improvements shall be amortized on a straight-line basis (without interest) over their useful life as reasonably determined by Landlord taking into account, where applicable, generally accepted accounting rules; (e) costs incurred for pest control, janitorial, exterior window washing, sweeping services and security for the Building and the Project;
(f) costs incurred in maintaining and repairing intra-building network cabling within the Project; (g) all business license, permit and inspection fees and (h) fees, expenses, charges or other costs assessed Landlord under any covenants, conditions and restrictions binding on the Building or the Project. Notwithstanding the foregoing, the term "Operating Expenses" shall not include
(i) depreciation, (ii) reserves, (iii) overhead and profit paid to subsidiaries or affiliates of Landlord for services rendered to the Project or the Building or for supplies or other materials to the extent that the costs of the services, supplies or materials exceed the competitive costs of the services, supplies or materials if they were not provided by a subsidiary or an affiliate, (iv) leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with tenants or in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants or other occupants of the Project, (v) costs of a capital nature, except as expressly allowed in subparagraph (d) above, (vi) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Project, (vii) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project, (viii) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building.), (ix) advertising and promotional expenditures, (x) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord's gross negligence or willful misconduct, (xi) the cost of correcting any building code or other violations which were violations prior to the date of full execution of this Lease, or
(xii) the cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or Hazardous Materials (including, without limitation, asbestos and "PCB's") where such contamination was not caused by Tenant and was caused by some other tenant of the Project, as reasonably determined by Landlord.

                  (d) ESTIMATES. Landlord shall, as soon as practicable after the Commencement Date and after the end of each calendar year during the Lease Term, notify Tenant in writing of the amount which Landlord estimates will be Tenant's Project Percentage of any Real Property Taxes and Project Property Insurance and Tenant's share of any Operating Expenses for such calendar year, and one-twelfth (1/12th) thereof shall be added to the Base Rent as Additional Rent for each ensuing month. If, during any calendar year during the Lease Term, it appears in the reasonable judgment of Landlord that Real Property Taxes, Project Property Insurance and Operating Expenses payable under this Paragraph will exceed Landlord's estimate, Landlord may, by written notice to Tenant, revise its estimate for such year, and the Rent hereunder shall be adjusted accordingly.

                  (e) ANNUAL ADJUSTMENT. If after any calendar year it proves that the amount of Tenant's Project Percentage of Real Property Taxes and Project Property Insurance or Tenant's share of Operating Expenses for such calendar year is greater or less than the amount actually billed to and paid for by Tenant, an adjustment shall be made as soon as practicable following the commencement of the next calendar year, and Tenant shall forthwith pay Landlord such amount or be credited accordingly upon Tenant's receipt of a year end statement of such adjustment, whether or not this Lease is still then in effect. Tenant shall have sixty (60) days after Tenant receives the year end statement of the adjustment to the Operating Expenses for the prior calendar year to notify Landlord in writing of Tenant's desire to conduct, at Tenant's sole cost and expense, an audit of Landlord's books and records relating to the prior calendar year. Any such audit must be conducted by Tenant or its agent during regular business hours at the offices of Landlord or the offices of Landlord's designated agent and must be completed within one hundred twenty (120) days after Tenant receives the applicable year end statement. The person or entity performing the audit or review of Landlord's books and records on Tenant's behalf or at Tenant's request shall be an independent auditor and may not be compensated for the audit or review on a contingency fee basis.

                  (f) ARBITRATION. If Landlord objects to the findings of Tenant's audit, Landlord and Tenant shall attempt to resolve their disagreement concerning the amount of Tenant's proportionate share of Operating Expenses within the next thirty (30) days. If Landlord and Tenant are unable to agree upon the amount of Tenant's proportionate share of Operating Expenses (after Tenant has completed its audit), the parties shall submit the matter to binding arbitration before a single neutral arbitrator having experience in real estate valuation, property management or accounting or, alternatively, the arbitrator may be a retired judge or justice of a California Superior Court or Court of Appeal. The matter shall be decided by arbitration in accordance with the applicable arbitration statutes and the then existing Commercial Arbitration Rules of the American Arbitration Association. Any party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other party. Within thirty (30) days after the other party's receipt of the written notice of demand for arbitration, the parties shall attempt to select a qualified arbitrator who is acceptable to all parties. If the parties are unable to agree upon an arbitrator who is acceptable to all parties, either party may request the American Arbitration Association to appoint the arbitrator in accordance with its Commercial Arbitration Rules. The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated in and made a part of this Lease with respect to any arbitration requested in accordance with the provisions contained in this Paragraph. Depositions may be taken and discovery may be obtained in any arbitration proceeding requested pursuant to this Paragraph in accordance with the provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s). Arbitration hearing(s) shall be conducted in San Mateo County California. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence upon which responsible persons are accustomed to rely in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law; however, the arbitrator shall apply California law relating to privileges and work product. In rendering his or her award, the arbitrator shall set forth the reasons for his or her decision. The fees and expenses of the arbitrator shall be paid in the manner allocated by the arbitrator. This agreement to arbitrate any dispute concerning the findings of Tenant's audit shall be specifically enforceable under the prevailing arbitration law. Judgment on the award rendered by the award may be entered in any court having jurisdiction thereof.

         13.      DAMAGE OR DESTRUCTION

                  (a) LANDLORD'S OBLIGATION TO REBUILD. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises, unless Landlord or Tenant elects to exercise any right to terminate this Lease as hereinafter provided. For purposes of this Article 13, the term "Premises" shall include Tenant Improvements and Alterations.

                  (b) LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease with respect to the entire Premises or the damaged Building in the event any of the following events occurs:

                           (i) Provided Landlord complies with its obligations under PARAGRAPH 11, net insurance proceeds (after deducting the cost of recovery of such proceeds) actually received by Landlord are insufficient to pay one hundred percent (100%) of the cost of such repair, excluding the deductible.

                           (ii) The entire Premises or the damaged Building cannot, with reasonable diligence, be substantially repaired or restored by Landlord within one hundred eighty (180) days after the date that the damage or destruction occurs; or

                           (iii) The entire Premises or the damaged Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.

         If Landlord elects to terminate all or any portion of this Lease pursuant to the provisions of this PARAGRAPH 13(b), Landlord shall give Tenant written notice of its election within thirty (30) days after the date of such damage or destruction, and this Lease (or applicable portion thereof) shall terminate (x) fifteen (15) days after the date Tenant receives such notice, if the Premises have been substantially damaged and Tenant is unable to operate in the Premises, or (y) sixty (60) days after the date Tenant receives such notice, if the Premises have been partially damaged. If Landlord does not elect to terminate all of this Lease, Landlord shall notify Tenant in writing within forty-five (45) days after the date of the damage or destruction of Landlord's estimate of the time period required to substantially repair or restore the Premises or Building, and Landlord shall diligently commence the process of obtaining any necessary building permits and governmental approvals with respect to the portion of the Lease that has not been terminated, and shall commence repair of the Premises or the Building, as the case may be, as soon as practicable and thereafter prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect.

                  (c) TENANT'S RIGHT TO TERMINATE. If Landlord reasonably determines that Premises cannot be substantially repaired or restored within two hundred seventy (270) days after the damage or destruction, Tenant shall have the right to terminate this Lease by written notice to Landlord. Tenant shall exercise such termination right, if at all, within thirty (30) days after Landlord notifies Tenant in writing of the time estimated by Landlord to substantially complete the repairs or restoration work. If Tenant does not elect to terminate this Lease within the ten (10) day period, Tenant shall be deemed to have waived its option to terminate this Lease pursuant to this Paragraph 13(c) in connection with the casualty.

                  (d) LIMITED OBLIGATION TO REPAIR. Notwithstanding anything to the contrary contained in this Paragraph 13, in no event shall Landlord be obligated to repair or replace Tenant's Personal Property. If Tenant desires to repair and/or replace Tenant's Personal Property, the same shall be undertaken and completed by Tenant, at Tenant's sole cost and expense, promptly following the date of the damage or destruction.

                  (e) ABATEMENT OF RENT. Rent shall be temporarily abated proportionately, but only to the extent of any net proceeds attributable to the Premises received by Landlord from rental abatement insurance described in Paragraph 11(c), during any period when, by reason of such damage or destruction, Tenant is unable to use the Premises. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction work which Landlord is obligated or elects to perform and Landlord's delivery to Tenant of the Premises, or at such earlier time when Tenant is able to use the Premises without substantial interference. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives all rights to terminate this Lease pursuant to the provisions of California Civil Code Section 1932, Subdivision 2, and Section 1933, Subdivision 4, and the provisions of any similar Laws hereinafter enacted.

                  (f) DAMAGE NEAR END OF LEASE TERM. Anything herein to the contrary notwithstanding, if the Premises are destroyed or substantially damaged to the extent that Tenant is unable to use a substantial portion of the Premises for a period of at least sixty (60) consecutive days during the last twelve (12) months of the Lease Term, then either Tenant or Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage. If this Lease is not so terminated, then the repair of such damage shall be governed by Paragraphs 13(a), 13(b) or 13(c), as the case may be. If this Lease is so terminated, Landlord may keep all the insurance proceeds resulting from such damage, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant's Personal Property.

                  (g) LANDLORD'S DETERMINATIONS. Landlord's determination of the estimated costs to repair and/or replace any damaged property and the time period required for such repair and/or replacement shall be made and delivered to Tenant within forty-five (45) days of such casualty and shall be reasonable, made in good faith, and shall be conclusive for the purposes of this Paragraph 13.

         14.      NOTICES

         Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally delivered to the address herein provided for the addressee, or in lieu of personal delivery may be given by facsimile transmission, by air courier or other commercial delivery service which guarantees overnight delivery, or by United States certified or registered mail service. Notice shall be effective on the day such notice is received or rejected at the address herein provided for the addressee. For purposes hereof, the addresses for Landlord and Tenant are as set forth in the Lease Summary; provided, however, that after the Commencement

Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this Paragraph 14.

         Any written request for Landlord's consent to proposed alterations under Paragraph 7 hereof shall state in twelve-point, capitalized and boldfaced letters the following: BY FAILING TO RESPOND TO THIS REQUEST WITHIN TEN (10) DAYS, YOU WILL BE DEEMED TO HAVE APPROVED TENANT'S INSTALLATION OF THE ALTERATIONS DESCRIBED IN THIS REQUEST.

         15.      DEFAULT

                  (a) TENANT'S DEFAULT. A default under this Lease by Tenant shall exist if any of the following events shall occur:

                           (i) If Tenant shall have failed to pay any amount of Rent within five (5) days after written notice that such payment is past due; or

                           (ii) If Tenant shall have failed to perform any term, covenant or condition of this Lease (including Tenant's obligations pursuant to EXHIBIT C attached hereto) other than the payment of Rent (and excluding the defaults described in clauses (iii) through (ix) below) and such failure continues for thirty (30) or more days after written notice from Landlord; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, Tenant shall not be in default if it has commenced such performance within said thirty (30) day period and thereafter diligently prosecutes the same to completion; or

                           (iii) If Tenant shall have assigned its assets for the benefit of its creditors; or

                           (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

                          (v) If Tenant shall have abandoned the Premises; or

                          (vi) If a court shall have made or entered any decree or order other than under the bankruptcy Laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing a winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days; or

                           (vii) If Tenant shall have failed to comply with the provisions of PARAGRAPHS 19 OR 24; or

                           (viii) If Tenant shall have Sublet the Premises or any portion thereof without Landlord's prior written consent; or

                           (ix) If Tenant fails to deliver to Landlord the Security Deposit within six (6) days after full execution of this Lease.

                  (b) REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative, and without notice to Tenant where no cure period is provided for Tenant's breach:

                           (i) CONTINUE LEASE. Landlord may continue this Lease in full force and effect pursuant to California Civil Code Section 1951.4, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due and enforce other obligations of Tenant hereunder.

                           (ii) TERMINATE RIGHT TO POSSESSION. Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, the unamortized amount of any broker's commissions paid or payable by Landlord in connection with this Lease (amortized on a straight line basis over the initial term of this Lease) and expenses of cleaning and repairing the Premises. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store same at Tenant's cost and to recover from Tenant as damages:

                                    (A) The worth at the time of award of unpaid
                  Rent and other sums due and payable which had been earned at the time of termination; plus

                                    (B) The worth at the time of award of the
                  amount by which the unpaid Rent and other sums due and payable which would have been earned or payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                                    (C) The worth at the time of award of the
                  amount by which the unpaid Rent and other sums due and payable for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                                    (D) Any other amount necessary which is to
                  compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring or cleaning the Premises or any portion thereof; (iii) any unamortized leasing commissions paid or payable by Landlord in connection with this Lease (amortized on a straight line basis over the initial term of this Lease); or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                                    (E) At Landlord's election, such other
                  amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the Laws of the State of California.

         The "worth at the time of award" of the amounts referred to in PARAGRAPHS 15(b)(ii)(A) AND 15(b)(ii)(B) is computed by allowing interest at the rate of ten percent (10%) per annum on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in PARAGRAPH 15(b)(ii)(C) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future Laws, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

                           (iii) RE-ENTRY. Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

                           (iv) REMEDY. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant pursuant to the terms of PARAGRAPH 26.

                  (c) LATE CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and notes secured by any encumbrance covering the Premises, or late charges and penalties due to late payment of Real Property Taxes due on the Premises. Accordingly, commencing on the Commencement Date, the first time during a period of twelve (12) consecutive months that any installment of rent or any other sum due from Tenant shall not be received by Landlord within seven (7) days after Landlord gives Tenant written notice of the unpaid amount, Tenant shall pay to Landlord, as Additional Rent, a late charge equal to five percent (5%) of such overdue amount (the "Late Charge"); thereafter, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within seven (7) days after such amount shall be due, Tenant shall pay to Landlord the Late Charge as additional Rent, whether or not Landlord has given Tenant written notice of the non-receipt of the Rent or other charges or has exercised any remedy herein provided for default by Tenant. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of the late payment by

Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord on account thereof.

                  (d) LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

         16.      SURRENDER OF THE PREMISES

                  (a) CONDITION UPON SURRENDER. Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord broom clean and in its condition, subject to the provisions of Paragraph 7(d) hereof, existing as of the Commencement Date, ordinary wear and tear excepted. The phrase "ordinary wear and tear" means wear which manifests itself solely through the passage of time. For the purpose of this Lease, items which are not deemed "ordinary wear and tear" shall include, but not be limited to, the following items, which items shall be Tenant's obligation to repair or correct:
(i) damage to or defacement of portions of any walls, partitions, woodwork, plaster or surface finishes or any other portion of the Premises from any cause (including, without limitation, from nails or screws); (ii) damage to the flooring (including stains, marks or soiling); (iii) damage to the Premises from any cause except for any casualty not caused by Tenant or Tenant's Agents; and
(iv) any other damaged or non-functioning improvements within the Premises, such as light fixtures, electrical outlets, telephone jacks, door knobs and ceiling panels. Items which are deemed "ordinary wear and tear" shall include the wear and tear which is attributable to the use of the Premises pursuant to Paragraph 5(a) hereof.

                  (b) REMOVAL OF ALTERATIONS. Tenant shall remove from the Premises prior to the termination or expiration of this Lease all of Tenant's Alterations and/or Tenant Improvements required to be removed pursuant to Paragraph 7(d) and all Tenant's Personal Property, and shall repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property on or before Tenant's vacation of the Premises and the termination of this Lease (or on any such earlier date that Tenant abandons or surrenders the Premises), Landlord may retain such property and, at Landlord's option, (i) apply it toward the satisfaction of Tenant's obligations under this Lease, and all rights of Tenant with respect to such property shall cease, or (ii) place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the rate of ten percent (10%) per annum from the date of expenditure by Landlord.

                  (c) INDEMNIFICATION OF LANDLORD. If the Premises are not surrendered to Landlord in accordance with the terms of this Paragraph 16, Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents against all Liabilities resulting from Tenant's delay past such date in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

         17.      ATTORNEYS' FEES

         If either party brings any action or legal proceeding for damages for an alleged breach of any provisions of this Lease, to recover Rent, to terminate the tenancy of the Premises or to enforce, interpret, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, its reasonable attorneys' fees and costs.

         18.      LIENS

                  (a) Tenant shall keep the Premises and the Project free from liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from all Liabilities arising out of or in any way relating to any such liens or claims of lien. Tenant shall cause any such liens to be released of record, by payment or posting of a proper bond acceptable to Landlord, within ten (10) days after the earlier of imposition of the lien or written request by Landlord.

                  (b) Landlord hereby waives any and all rights, title and interest Landlord now has, or hereafter may have, whether statutory or otherwise, to Tenant's inventory, equipment, furnishings, trade fixtures, books and records and personal property, (excluding tenant improvements) paid for by Tenant located at the Premises (singly and/or collectively, the "Collateral"). Landlord acknowledges that Landlord has no lien, right, claim, interest or title in or to the Collateral. Landlord further agrees that Tenant has the right, at its discretion, to mortgage, pledge, hypothecate or grant a security interest in the Collateral as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Tenant's business at the Premises. Landlord further agrees to execute and deliver within ten (10) business days any UCC filing statement or other documentation reasonably acceptable to Landlord in connection with any such lease or financing arrangement, and any real estate consent or waiver forms reasonably acceptable to Landlord submitted by any vendors, equipment lessors, chattel mortgagees, or holders or owners of the Collateral ("Third Parties") setting forth, inter-alia, that Landlord waives, in favor of such party any superior lien, claim, interest or other right therein; provided, however, such documents shall provide assurance that Tenant and such Third Parties shall comply with the provisions of this Lease. The Collateral shall not become the property of Landlord or a part of the realty no matter how affixed to the Premises and may be removed by Tenant or any equipment lessors at any time and from time to time during the entire term of this Lease. Tenant shall promptly repair any damage caused by the removal of such property, whether effected by Tenant or equipment lessors.

         19.      SUBORDINATION

                  (a) DOCUMENTATION. This Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now affect the Premises, as the same may hereafter be renewed, modified, consolidated, replaced and/or extended (collectively "Encumbrances"); provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require that this Lease be prior and superior thereto, then within ten (10) business days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all future Encumbrances which might hereafter affect the Premises; provided, however, that in such event, so long as Tenant is not in default, Holder shall agree not to disturb Tenant's quiet enjoyment of the Premises as long as Tenant shall pay the Rent timely and observe and perform all other provisions of this Lease to be observed and performed by Tenant. Within ten (10) business days after Landlord's written request, Tenant shall execute any and all customary documents required by Landlord or Holder required to effectuate such subordination to make this Lease subordinate to any lien of the Encumbrance, including, without limitation, a subordination, non-disturbance and attornment agreement in the form of Exhibit H attached hereto; provided that the same does not materially increase Tenant's obligations, or materially decrease its right under this Lease. If Tenant fails to do so, such failure shall constitute an irrevocable appointment of Landlord as Tenant's attorney-in-fact and to act in Tenant's name, place and stead.

                  (b) ATTORNMENT. Notwithstanding anything to the contrary set forth in this Paragraph 19, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under any Encumbrance.

         20.      MORTGAGEE PROTECTION

         In the event of any default on the part of Landlord, Tenant shall give written notice to any beneficiary of a deed of trust covering the Premises of which Tenant has received notice, and shall allow such beneficiary a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

         21.      CONDEMNATION

                  (a) TOTAL TAKING - TERMINATION. If (i) title to all of the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, or (ii) the parking spaces available to Tenant pursuant to this Lease are taken for any public or quasi-public use under any statute or by right of eminent domain such that the ratio of parking spaces to rentable square feet of the Premises falls below that mandated by law and Landlord is not able to provide alternative parking to Tenant, then this Lease shall terminate as of the date that possession of the Premises or part thereof is taken.

                  (b) PARTIAL TAKING. If any part of the Premises is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Rent payable hereunder shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises, or require Landlord to expend sums in excess of the net proceeds awarded to Landlord on account of such condemnation or taking. During the period of any such repair or alteration, Rent shall be temporarily abated in proportion to the degree that Tenant's use of the Premises is impaired. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any similar Laws allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                  (c) NO APPORTIONMENT OF AWARD. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property or its moving costs.

                  (d) TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph 21.

                  (e) SALE UNDER THREAT OF CONDEMNATION. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph 21.

         22.      HOLDING OVER

         If Tenant holds possession of any portion of the Premises after expiration or termination of the term of this Lease with respect to that portion of the Premises without the written consent of Landlord, then absent express agreement of Landlord such holding over shall be a tenancy at sufferance and not for any periodic or fixed term. Tenant shall pay monthly rental hereunder equal to one hundred fifty percent (150%) of the amount of Base Rent an Additional Rent payable immediately prior to expiration of such term with respect to such Premises during the first thirty (30) days of such holdover period, after which time Tenant shall pay monthly rental equal to two hundred percent (200%) of the amount of Base Rent and Additional Rent payable immediately prior to expiration of such term with respect to such Premise, together with such other amounts as may become due hereunder, and otherwise all of the terms and conditions of this Lease shall continue to apply, excluding any options or rights of Tenant to renew or extend this Lease or expand the Premises hereunder. Nothing herein shall be construed as a consent in advance by Landlord to any holding over by Tenant or to any specific terms or conditions of any holding over, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord when and as required hereunder. Any holding over with the written consent of Landlord shall, except as otherwise specified in such consent, thereafter constitute a lease from month to month but otherwise subject to all of the terms and conditions of this Lease, excluding any options or rights of Tenant to renew or extend this Lease or expand the Premises hereunder.

         23.      ENTRY BY LANDLORD

         Tenant shall permit Landlord and Landlord's Agents to enter the Premises at all reasonable times following not less than 24 hours prior notice, except for emergencies in which case no notice shall be required, to inspect the same and to conduct tests thereon, to post Notices of Nonresponsibility and "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary Alterations or repairs, and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. Notwithstanding the foregoing, Landlord and Landlord's Agents may enter the Premises at any reasonable time following not less than 24 hours prior notice within nine (9) months prior to the expiration of the Lease Term, or at any time during the Lease Term hereof if Tenant is in default hereunder, to place upon the Premises ordinary "For Lease" signs and to show the Premises to prospective tenants. Tenant shall have the right to have a representative of Tenant to accompany Landlord or Landlord's Agents on the Premises. Landlord shall be subject to Tenant's reasonable security requirements and shall not access Tenant's safes or enter into any areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments, confidential documents or files, or similar items, without Tenant's prior consent, which consent shall not unreasonably be withheld, delayed or conditioned, except for emergencies in which case Tenant's consent shall not be required. Landlord shall use commercially reasonable efforts not to interfere with the conduct of Tenant's business.

         24.      ESTOPPEL CERTIFICATES; INFORMATION

                  (a) ESTOPPEL CERTIFICATES. Tenant shall have ten (10) business days following Landlord's written request to execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults,
(iii) certifying that Tenant has no defenses or offsets then outstanding against any of its obligations under this Lease, or stating those claimed by Tenant, and
(iv) certifying any other matters pertaining to the status of this Lease or performance of obligations thereunder by Landlord or Tenant as to which Tenant has actual knowledge and as may be reasonably required either by a purchaser of the Premises or a lender making a loan to Landlord to be secured by the Premises or Project. Without limiting the foregoing, Tenant agrees to execute and deliver an estoppel certificate in the form of Exhibit I attached hereto, if requested by Landlord or Landlord's lender. Tenant's failure to deliver an estoppel certificate within ten (10) business days after delivery of Landlord's written request therefor shall be conclusive upon Tenant that (aa) this Lease is in full force and effect, without modification except as may be represented by Landlord,
(bb) there are no uncured defaults in Landlord's performance, (cc) Tenant has no defenses or right of offset against its obligations hereunder, and (dd) no Rent has been paid in advance.

                  (b) FINANCIAL STATEMENTS. Tenant shall have ten (10) business days following Landlord's written request to deliver to Landlord the most current financial statements of Tenant, including balance sheets and profit and loss statements, all prepared in accordance with generally accepted accounting principles consistently applied and certified by an officer of Tenant as true, correct and complete. So long as Tenant is a publicly traded company required under the Securities Act of 1934 to make its financial information publicly available and Tenant does so, Tenant may satisfy the foregoing requirement by providing the most current publicly disclosed financial statements of Tenant. Tenant further agrees that if Tenant fails to perform any of its obligations under this PARAGRAPH 24(b) and thereafter Landlord reasonably believes that Tenant may not have sufficient financial resources to meet its obligations under this Lease and/or its financial obligations generally, then Tenant shall, within seven (7) days after receipt of a written request from Landlord, furnish Landlord with any financial information within Tenant's possession or control that is reasonably requested by Landlord. All financial information furnished to Landlord pursuant to this Paragraph 24(b) shall be treated as confidential, except where such information is publicly disclosed; provided, however, Landlord may disclose Tenant's financial statements and information to Landlord's lenders, partners, officers, directors, accountants, attorneys, potential lenders and potential purchasers of all or any portion of the Project and any other parties to the extent required by law.

         25.      TRANSFER OF THE PREMISES BY LANDLORD

         In the event of any conveyance of the Premises and assignment by Landlord of its interest in this Lease, upon the assignee's assumption in writing of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease that occur after the date of such conveyance and assignment.

         26.      LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

         If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, following reasonable prior notice, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. Tenant shall reimburse Landlord for all sums so paid by Landlord and all penalties, interest, legal fees and collection costs incurred in connection therewith within ten (10) days after Landlord's written request therefor. If Tenant fails to so reimburse Landlord within such ten (10) day period, then (a) a late charge shall be assessed in accordance with PARAGRAPH 15(c) above, (b) interest shall accrue on such delinquent payment at the rate of ten percent (10%) per annum from the date due to the date of payment thereof by Tenant to Landlord, and (c) Landlord shall have all other rights and remedies granted or reserved to Landlord hereunder for the nonpayment of Rent.

         27.      TENANT'S REMEDY

         Except with regard to Landlord's obligation to pay to Tenant the Tenant Improvement Allowance in accordance with the terms of this Lease, the obligations of Landlord under this Lease are not personal obligations of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to Landlord's interest in the Project (and any insurance proceeds relating thereto) for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord; provided, however, that under no circumstances shall Tenant be entitled to recovery of more than $6,000,000 (not including any insurance proceeds due Tenant under this Lease) from Landlord's interest in the Project.

         28.      SECURITY

                  (a) CASH SECURITY DEPOSIT. Within six (6) days after full execution of this Lease, Tenant shall deliver to Landlord cash (the "Security Deposit") in the amount specified as the Security Deposit in the Lease Summary. The Security Deposit shall secure the performance of all of Tenant's obligations under this Lease, including Tenant's obligation to pay Rent and other monetary amounts, to maintain the Premises and repair damages thereto, and to surrender the Premises to Landlord upon termination of this Lease in the condition required hereunder. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform Tenant's obligations hereunder, Landlord may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Tenant's unperformed obligations. If Landlord does so apply all or any portion of the Security Deposit, Tenant, upon written demand by Landlord, shall immediately pay to Landlord a sufficient amount in cash to restore the Security Deposit to the full original amount. Tenant's failure to pay to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount within five (5) business days after receipt of such demand shall constitute a default under this Lease. Tenant shall not be entitled to interest on the Security Deposit. Within thirty
(30) days after the expiration or earlier termination of this Lease, if Tenant has then performed all of Tenant's obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord sells or otherwise transfers Landlord's rights or interest under this Lease, Landlord shall deliver the Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit.

                  (b) LETTER OF CREDIT. In lieu of providing Landlord with a cash security deposit, Tenant may deliver to Landlord an irrevocable standby letter of credit (the "Letter of Credit") in the form attached hereto as Exhibit G naming Landlord as beneficiary, in the amount of the Security Deposit. The Letter of Credit shall be issued by a major national bank located in San Francisco or a regional bank located in the San Francisco Bay Area ("Bank") reasonably satisfactory to Landlord and shall be upon such terms and conditions as Landlord and Landlord's lender may reasonably require. The Letter of Credit shall allow draws by Landlord upon sight draft accompanied by a statement from Landlord that it is entitled to draw upon the Letter of

Credit and shall contain terms which allow Landlord to make partial and multiple draws up to the face amount of the Letter of Credit. Landlord may draw on the Letter of Credit for the purposes provided in Paragraph 28(a) above. If Tenant has not delivered to Landlord at least thirty (30) days prior to the expiration of the original Letter of Credit (or any renewal letter of credit) a renewal or extension thereof, Landlord shall have the right to draw down the entire amount of original Letter of credit (or renewal thereof) and retain the proceeds thereof as the security deposit. If and when Tenant would be entitled to request that Landlord return the Security Deposit to Tenant or apply the Security Deposit towards Tenant's obligation to pay Rent, Landlord shall, at Tenant's request, return to Tenant any Letter of Credit delivered to Landlord pursuant to this Paragraph. Tenant shall cooperate with Landlord with respect to any transfer of the Letter of Credit to Landlord's lender as the result of an assignment of Landlord's interests in the Letter of Credit to such lender as part of lender's security, including making any reasonable modification to the Letter of Credit that may be required by Landlord's lender pursuant to such transfer and paying any and all transfer fees (the "Transfer Fees") incurred in connection with the transfer of the Letter of Credit imposed by the Bank; provided, however, that Tenant shall not be obligated to pay Transfer Fees with respect to any transfer of the Letter of Credit more than one (1) time in any twelve (12) consecutive month period.


                  (c) REDUCTION OF SECURITY DEPOSIT. Notwithstanding the foregoing, upon Tenant's written request, the Security Deposit shall be reduced to Seven Hundred Twelve Thousand Six Hundred Ninety-Nine Dollars and Fifty Cents ($712,699.50) provided and on the condition that, at any time after the thirty-sixth (36th) month of the Lease Term that all of the following conditions are satisfied on the same date: (i) Tenant achieves, or has achieved, Profitability (defined below) during a financial quarter in the minimum amount of Five Million Dollars ($5,000,000.00) and maintains, or maintained, such Profitability for three (3) consecutive financial quarters, and (ii) there exists no Event of Default, or circumstance that with the giving of notice or the passage of time, or both, would become an Event of Default under the Lease. As used herein, "Profitability" shall be determined by dividing the net accounting revenue by accounting expenses prepared in a manner subject to general accepted accounting principles. Evidence that Tenant shall have achieved Profitability shall be certified by an independent certified public accountant. Tenant shall provide to Landlord such certified financial statements and other financial information reasonably requested by Landlord in order for Landlord to reasonably determine whether Tenant has achieved and maintained Profitability in accordance with subparagraph (i) hereof.

         29.      FINANCIAL COVENANTS

         Tenant represents and warrants that all financial information provided by Tenant to Landlord prior to execution of this Lease is true and complete and fairly represents the actual financial condition of Tenant as of the date indicated on the financial statement, and that no material adverse change in such financial condition has occurred from such date to the date that Tenant executes this Lease. Tenant agrees that any material misrepresentation to Landlord as to Tenant's financial condition, or any failure to provide financial information required to be provided by Tenant hereunder, shall constitute a default under this Lease.

         30.      PARKING

         Tenant and Tenant's Agents shall be entitled to the non-exclusive use of Tenant's Project Percentage of the Project's parking facilities, except that Tenant shall have the exclusive use of the three (3) parking spaces designated on EXHIBIT J attached hereto (the "Exclusive Use Parking Spaces"), as part of Tenant's Project Percentage of parking, in order to provide Tenant with access to the Yard Area. Tenant's Project Percentage of the Project's parking facilities shall not be less than 3.39 parking spaces (including the Exclusive Use Parking Spaces) per 1,000 rentable square feet of the Premises. Such parking rights shall be free of charge and, except as otherwise provided in the preceding sentence, available for Tenant's use on a non-exclusive basis with the other tenants of the Project and their respective officers, employees, customers and invitees; provided, however, that Tenant agrees not to overburden the parking facilities and to cooperate with Landlord and other tenants of the Project in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants of the Project, or to impose validated parking restrictions. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking privileges appurtenant to the Premises are impaired by reason of any Law or Landlord's further modifications or development of the Project (including, without limitation, the addition of new buildings or other improvements on existing parking areas) or as a result of any other tenants parking in any parking spaces designated for Tenant's exclusive use.

         31.      QUIET ENJOYMENT

         Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

         32.      SIGNS

         Tenant shall not maintain a Tenant identification sign in any location in, on or about the Premises and shall not display or erect any other signage or advertising material that is visible from the exterior of the Building or anywhere upon the Project, except in compliance with the then-current multi-tenant signage program for the Project (a copy of the current version of which is attached hereto as EXHIBIT F), which signage program may be modified by Landlord at any time in its sole discretion, and any governmental restrictions or conditional approvals. Based upon government regulations and Landlord's approvals as of the date hereof, Tenant, at a minimum, shall be entitled to (i) its designation with other tenants in a directory of the Project as reasonably determined by Landlord on at least one (1) monument sign within the Project (the "Monument Signage"), provided, that if Tenant at any time occupies less than fifty percent (50%) of the Building, then Tenant's designation on the Monument Signage may be deleted or modified by Landlord, in Landlord's discretion, and
(ii) parapet signage on the Building, to the extent approved by the City of Brisbane and any other appropriate governmental entities and reasonably approved by Landlord (the "Building Signage"), provided, however, that if Tenant at any time occupies less than fifty percent (50%) of the Building, then Tenant's right to Building Signage shall be shared on a proportionate basis with other tenants in the Building, as determined by Landlord. The cost of Landlord's approval of Building Signage or other advertising material (the "Approved Signage"), including the cost of design, manufacture, installation, maintenance and removal, shall be at Tenant's sole expense. If Tenant fails to maintain its Approved Signage, or if Tenant fails to remove its Approved Signage upon the termination of this Lease, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts as Additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and reasonable attorneys' fees, with interest thereon at an interest rate of ten percent (10%) per annum from the date of payment by Landlord. Landlord agrees to consent to the location of Building Signage by Tenant on the east and west sides of the Building to the extent such signage is approved by the City of Brisbane and any other appropriate governmental entity.

         33.      ACCEPTANCE

         Delivery of this Lease, duly executed by Tenant, together with payment of the Base Rent for the first month of the Lease Term and the Security Deposit required hereunder, constitutes an offer to lease the Premises, and under no circumstances shall such delivery and payment be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof, Landlord shall be entitled to retain such Base Rent and Security Deposit and apply same as partial payment toward damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord declines said offer, any such payments shall be returned to Tenant.

         34.      RECORDING; QUITCLAIM

         Neither party shall record this Lease nor a short form memorandum thereof. Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed or other documentation acceptable to Landlord evidencing the termination of Tenant's interest in the Premises.

         35.      BROKERS

         Tenant represents and warrants to Landlord that it has no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that it knows of no real estate broker or agent who is or might be entitled to a commission or fee in connection with this Lease, except for the brokers disclosed in the Lease Summary attached hereto (the "Brokers"). Tenant agrees to indemnify and hold harmless Landlord and Landlord's Agents from and against any and all Liabilities arising out of or in any way related to any claims for compensation made by any party claiming to have acted on behalf or for the benefit of Tenant in connection with this Lease, other than the Brokers. Landlord shall pay, pursuant to separate agreement, the commissions and fees due to the Brokers.

         36.      GENERAL

                  (a) CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

                  (b) EXECUTED COPY; COUNTERPARTS. Any fully executed copy of this Lease shall be deemed an original for all purposes. This Lease may be executed in several counterparts, each of which shall be an original, but all of such counterparts shall constitute one such Lease.

                  (c) SEVERABILITY. In case any one or more of the provisions contained herein, except for the payment of Rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

                  (d) CONSTRUCTION; CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the Laws of the State of California, without giving effect to the conflict-of-law principles of said State. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

                  (e) GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

                  (f) BINDING EFFECT. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent assignable.

                  (g) WAIVER. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. The waiver by Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. Landlord shall have the right to accept Base Rent and other payments due from Tenant hereunder with knowledge of a preceding breach of this Lease, and no such acceptance shall be deemed an express or implied waiver of such breach unless such waiver is in writing and signed by Landlord. No further reservation of rights shall be required of Landlord under this Lease to reserve all rights and remedies of Landlord arising with respect to such preceding breach.

                  (h) ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and this Lease expressly supersedes all prior negotiations, representations and agreements of the parties respecting the Premises or the Project. There are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by each of the parties hereto.

                  (i) AUTHORITY. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be. Landlord, at its option, may require a copy of such written authorization to enter into this Lease. The failure of Tenant to deliver the same to Landlord within seven (7) days after Landlord's request therefor shall be deemed a default under this Lease.

                  (j) EXHIBITS. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

                  (k) LEASE SUMMARY. The Lease Summary attached to this Lease is intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

                  (l) SURVIVAL. Tenant's covenants and indemnities shall survive the termination of this Lease where reasonably appropriate to accomplish the purpose thereof.

                  (m) TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

                  (n) NO JURY TRIAL. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any Laws now or hereafter in effect.

                  (o) SHUTTLE PROGRAM. Tenant shall participate in the Brisbane/Crocker Park Shuttle Program managed by the Multi-City TSM Agency for the City of Brisbane at its own expense.

                  (p) GENERATOR. Tenant may install and maintain in the Roof Area described in Paragraph 1(a) hereof a generator pad (the "Pad"), as necessary, and a back-up generator (the "Generator," and together with the Pad, collectively, the "Generator Components") for the use of Tenant and for the benefit of the Premises during the term of this Lease. In addition to Tenant's satisfaction of the covenants described in Paragraph 1(a), the following conditions shall apply: (i) Landlord shall have reasonably approved Tenant's plans for installation of the Generator Components; (ii) the Generator Components shall be installed at Tenant's sole cost and expense and any damage to the Roof Area or other portions of the Building or Premises resulting from such installation shall be promptly repaired by Tenant, at Tenant's sole cost and expense; and (iv) all connections of systems in the Premises to the Generator Components shall be accomplished at Tenant's sole cost and expense and in a manner reasonably acceptable to Landlord. Prior to the expiration or earlier termination of this Lease, Tenant shall remove the Generator Components, unless otherwise agreed to in writing by Landlord, and repair any damage to the Roof Area, Building, or Premises resulting from such removal, all at Tenant's sole cost and expense and in a manner reasonably satisfactory to Landlord. Without limiting the indemnity described in Paragraph 1(a) hereof, Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims made by any person or party and arising out of or in any way connected with the installation, maintenance, removal or failure of the Generator Components.

         THIS LEASE is effective as of the date first hereinabove written.

                          "Tenant"

                           INTERMUNE PHARMACEUTICALS, INC.
                           a Delaware corporation

                           By: /s/ Stephen N. Rosenfield
                               Name:  STEPHEN N. ROSENFIELD
                               Its: SR. VP OF LEGAL AFFAIRS

                           By: /s/ W. Scott Harkonen
                               Name:  W. SCOTT HARKONEN
                               Its: PRESIDENT/CEO


                           "Landlord"

                           GAL-BRISBANE, L.P., a California limited partnership

                           By:  Brisbane Tech LLC, a Delaware limited
                                liability company, its General Partner

                                 By:   Stuhlmuller Real Estate, LLC, a
                                       Delaware limited liability company

                                       By:  /s/ Roger C. Stuhlmuller
                                            Roger C. Stuhlmuller,
                                            Manager

                                    EXHIBIT A

                               DIAGRAM OF BUILDING

(DRAWING OF FIRST FLOOR PLAN)

(DRAWING OF SECOND FLOOR PLAN)

                                   EXHIBIT A-1

                            DESCRIPTION OF YARD AREA

Drawing of yard area

                                    EXHIBIT B

                      PLAT AND LEGAL DESCRIPTION OF PROJECT

         All that certain real property located in the County of San Mateo, State of California more particularly described as follows:

All that real property situate in the City of Brisbane, County of San Mateo, State of California, being a portion of Parcel A as said parcel is shown on that certain parcel map filed for record on October 2, 1979 in Book 48 of Parcel Maps at Page 18 in the office of the Recorder of San Mateo County, and being more particularly described as follows:

All that real property being all of said Parcel A.

EXCEPTING THEREFROM all that real property described in that certain Deed recorded on November 13, 1996 as Document No. 96139899 in the Office of the Recorder of San Mateo County, and being more particularly described as follows:

BEGINNING at the intersection of the Easterly line of said Parcel A with the Northerly right-of-way line of Guadalupe Canyon Parkway (100 feet wide), as shown on said parcel map; thence Westerly along said Northerly right-of-way line North 89(degree) 05' 19" West, a distance of 70.00 feet; thence leaving said line North 79(degree) 32' 22" East, a distance of 27.04 feet to the beginning of a tangent curve to the left; thence along said curve having a radius of 50.00 feet, through a central angle of 46(degree) 45' 59", an arc length of 40.81 feet to the Easterly line of said Parcel A; thence along said Easterly line South 20(degree) 21' 25" East, a distance of 30.00 feet to the point of beginning.

AND EXCEPTING THEREFROM all that real property in that certain Deed recorded November 23, 1998 as Document No. 98193465 in the office of the Recorder of San Mateo County, and being more particularly described as follows:

BEGINNING at the most Northwesterly corner of said Parcel A; thence along the Northwesterly line of said parcel South 59(degree) 15' 24" East, distance of
171.52 feet; thence leaving said line South 23(degree) 35' 40" East, a distance of 852.98 feet to the beginning of a tangent curve to the left; thence along said curve having a radius of 450.00 feet, through a central angle of 65(degree)29' 40", an arc length of 514.39 feet; thence South 89(degree) 05' 19" East, a distance of 170.23 feet to the Westerly right-of-way line of Bayshore Boulevard as said boulevard is shown on said map; thence along said right-of-way line South 20(degree) 21' 25" East, a distance of 107.32 feet to the most Southerly line of said Parcel A; thence along said Southerly line North 89(degree) 05' 19" West, a distance of 209.15 feet to the beginning of a tangent curve to the right; thence along said curve having a radius of 550.00 feet through a central angle of 62(degree) 29' 40", an arc length of 628.70 feet; thence continuing along said line North 23(degree) 35' 39" West, a distance of
992.34 feet to the point of beginning.

(Diagram of buildings)

                                    EXHIBIT C

                              WORK LETTER AGREEMENT

                                    EXHIBIT C

                              WORK LETTER AGREEMENT

         This Work Letter Agreement (this "Work Letter") sets forth Landlord's and Tenant's responsibilities, respectively, for the construction of the Premises.

1. DEFINED TERMS. Unless provided to the contrary herein, the defined terms shall have the meanings set forth in the Lease.

2. LANDLORD'S WORK.

         (a) DESCRIPTION OF LANDLORD'S WORK. Landlord, at its sole cost and expense, shall arrange for the construction by a contractor hired or approved by Landlord ("Landlord's Contractor") of improvements to the existing cold Building shell (the "Building Shell"), such that the cold Building Shell is converted into a "warm shell" (the "Warm Building Shell"). The Warm Building Shell shall be constructed in accordance with those plans and specifications described in EXHIBIT C-1 attached hereto and incorporated herein by reference, and include the improvements described in EXHIBIT C-2 attached hereto and incorporated herein by reference (the foregoing is hereinafter referred to as "Landlord's Work"). Except as provided in EXHIBITS C-1 AND C-2, Tenant shall be required to construct all other improvements for the Building as part of the Tenant Improvements. Landlord warrants that all Landlord's Work shall be completed with due diligence, in a good and workman-like manner, and in full compliance with all laws, codes and ordinances then applicable to the Building.

         (b) COSTS. Landlord shall pay for all fees incurred in connection with Landlord's Work, including, without limitation, architectural, engineering, consultant, utility, loan, development, transaction and building permit and impact fees, if and as applicable.

         (c) DELIVERY CONDITION. The Warm Building Shell shall be deemed "substantially complete" when (i) Landlord's Contractor has substantially completed the Warm Building Shell even though minor items may remain to be installed, finished or corrected and notwithstanding Tenant's delivery to Landlord of a "punchlist" of items that require correction, provided such minor items do not have any material effect on the ability of Tenant to utilize the Warm Building Shell for its intended purpose or to construct the Tenant Improvements in the Warm Building Shell, and (ii) Landlord's architect ("Landlord's Architect") has delivered to Tenant a written statement declaring
(a) that the Warm Building Shell is "substantially complete" in accordance with the terms of this Work Letter and (b) the date on which the Warm Building Shell was substantially completed. In the event of any dispute as to substantial completion of Landlord's Work performed or required to be performed by Landlord, the statement of Landlord's Architect shall be conclusive. Tenant shall prepare and deliver to Landlord within thirty (30) days after Landlord notifies Tenant that the Warm Building Shell is substantially complete a punchlist of items that materially and adversely affect Tenant's use of the Premises and require correction. If Tenant fails to deliver to Landlord a punchlist within the thirty
(30) day period referenced above, Tenant shall be deemed to have approved the Warm Building Shell, and Landlord's Work with respect to the Warm Building Shell and the same shall be deemed to have been fully performed and delivered to Tenant in good condition and repair. Landlord shall cause Landlord's Contractor to promptly undertake the correction of any items included in Tenant's punchlist.

3.       TENANT'S WORK.

         (a) DESCRIPTION OF TENANT IMPROVEMENTS. Tenant shall construct or cause Tenant's Contractor (defined below) to construct office and related improvements (the "Tenant Improvements") in the Building. To the extent the Tenant Improvements constitute general purposes office improvements as opposed to specialty office and/or laboratory improvements, the Tenant Improvements shall conform to the building standards (the "Building Standards") described in EXHIBIT C-3 attached hereto and incorporated herein by reference. To the extent the Tenant Improvements constitute specialty office and/or laboratory improvements, the Tenant Improvements do not have to conform to the Building Standards, but are subject to Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. The construction of the Tenant Improvements is hereinafter referred to as "Tenant's Work."

         (b)      TENANT'S ARCHITECT AND CONTRACTOR.

                  (i) TENANT'S ARCHITECT. Tenant shall notify Landlord in writing of the name of the architect that Tenant proposes to use to prepare the plans and specifications and working drawings for the Tenant Improvements and deliver to Landlord any information reasonably requested by Landlord concerning the proposed architect. Landlord shall have the right to approve the proposed architect, which approval may not be unreasonably withheld, conditioned or delayed. Landlord has pre-approved Dowler Gruman as a potential Tenant architect. In addition, the proposed architect must be licensed to do business in California. The architect selected by Tenant and approved by Landlord in connection with Tenant's Work is hereinafter referred to as "Tenant's Architect". Tenant shall reimburse Landlord for Landlord's reasonable actual costs in hiring an architect to oversee and supervise Tenant's Work.

                  (ii) TENANT'S CONTRACTOR. Tenant shall select a contractor, notify Landlord in writing of the name of the contractor that Tenant proposes to use to construct the Tenant Improvements and deliver to Landlord any information reasonably requested by Landlord concerning the proposed contractor. Landlord shall have the right to approve the proposed contractor, which approval may not be unreasonably withheld, conditioned or delayed. The contractor selected by Tenant and approved by Landlord to construct the Tenant Improvements is hereinafter referred to as "Tenant's Contractor". Landlord has pre-approved Webcor Builders Southbay Construction as a potential Tenant's Contractor.

                  (iii) INSURANCE. Within fifteen (15) days after the approval of Tenant's Contractor, Tenant shall furnish to Landlord certificates evidencing that Tenant's Contractor has obtained workers' compensation, public liability and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord.

         (c)      PLANS.

                  (i) PRELIMINARY PLANS. Tenant shall work with Tenant's Architect to prepare preliminary architectural drawings and engineering specifications (the "Preliminary Plans") for the construction of the Tenant Improvements in the Building and shall submit the Preliminary Plans to Landlord for Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to Tenant's submission of the Preliminary Plans within ten (10) business days after Landlord's receipt thereof; provided that Landlord may have such additional time to respond to Tenant as needed for Landlord's architect and other consultants to review and approve or disapprove the Preliminary Plans. If Landlord rejects the Preliminary Plans, Tenant shall revise the Preliminary Plans to incorporate Landlord's comments and resubmit the Preliminary Plans to Landlord for Landlord's review and approval, which shall not be unreasonably withheld, conditioned or delayed and shall be provided within ten (10) business days following submission of such revised Preliminary Plans; provided, that Landlord may have such additional time to respond to Tenant as needed for Landlord's architect and other consultants to review and approve or disapprove the revised Preliminary Plans.

                  (ii) FINAL PLANS. Upon approval by Landlord of the Preliminary Plans, Tenant shall arrange for Tenant's Architect to prepare final plans and specifications (the "Final Plans") for the Tenant Improvements in the Building. The Final Plans shall consist of complete architectural plans and specifications necessary to allow Tenant's Contractor to obtain all necessary permits and build the Tenant Improvements in the Building. The Final Plans shall substantially conform with the Preliminary Plans, shall include working drawings for all mechanical, electrical and plumbing work, partitions and doors, complete fixturing information, and material selections and finishes, and shall conform in all respects to the Building Standards, except to the extent provided under PARAGRAPH 3(a) of this Work Letter. Tenant shall submit the Final Plans to Landlord for its review and approval as soon as reasonably possible, which approval shall not be unreasonably withheld, delayed or conditioned, and which approval shall be granted if such Final Plans substantially comply with the Preliminary Plans approved by Landlord. Within ten (10) business days after receipt of the Final Plans, Landlord shall approve or suggest modifications to the Final Plans and designate those Tenant Improvements proposed by Tenant which Tenant shall be required to remove at the expiration or earlier termination of the Lease in accordance with PARAGRAPH 7(d) of the Lease; provided that Landlord may have such additional time to respond to Tenant as needed for Landlord's architect and other consultants to review and approve or disapprove the Final Plans. Tenant shall incorporate Landlord's suggested modifications to the Final Plans (to the extent acceptable to Tenant) or otherwise revise the Final Plans and resubmit the Final Plans to Landlord for Landlord's review and approval, which shall be provided within ten (10) business days following submission of such revised Final Plans; provided, that Landlord may have such additional time to respond to Tenant as needed for Landlord's architect and other consultants to review and approve or disapprove the revised Final Plans.

                  (iii) CHANGES. Tenant may not make any material changes to the Final Plans without Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. All material changes to the Final Plans must be in writing and signed by both Landlord and Tenant prior to the change being made. Tenant shall be responsible for all additional costs attributable to any proposed change by Tenant to the Final Plans, including, without limitation, additional architectural fees, increases in construction costs of the Warm Building Shell or the Tenant Improvements, and additional costs incurred by Landlord in connection with Landlord's Architect review the proposed changes. Notwithstanding the foregoing, all changes to the Final Plans, and additional costs attributable thereto, shall qualify for funding through the Tenant Improvement Allowance (defined below), so long as the applicable dollar caps set forth in this Work Letter are not exceeded.

         (d) CONSTRUCTION. Tenant shall instruct Tenant's Contractor to build the Tenant Improvements in the Building in accordance with the Final Plans, all at Tenant's sole cost and expense, except for the Tenant Improvement Allowance (defined below).

         (e) LANDLORD NOT RESPONSIBLE FOR TENANT'S PLANS. As between Landlord and Tenant, Tenant shall be solely responsible for the adequacy in all respects of the Preliminary Plans and the Final Plans (collectively, the "Tenant Improvement Plans"), including, without limitation, compliance with all governmental requirements, compatibility with the Warm Building Shell, and any special requirements of Tenant's proposed equipment or machines with respect to ambient temperatures, electrical use or current, or water availability. Tenant acknowledges that in connection with obtaining Landlord's approval of the Tenant Improvement Plans, Tenant may provide Landlord with certain information regarding its specific needs relating to the Premises in developing plans and specifications for the Tenant Improvements. Tenant further acknowledges that Landlord's review is solely for the purpose of protecting Landlord's interests, and that Landlord will not make an independent review of any such information. Landlord does not warrant the adequacy or suitability of any of the Tenant Improvement Plans or the fitness, adequacy or suitability of the Tenant Improvements for Tenant's intended purpose.

         (f) NOTICE. Tenant shall provide Landlord with not less than ten (10) days' written notice prior to the commencement of any Tenant's Work and permit Landlord to post on the Premises such notices of non-responsibility as may be required or otherwise available to Landlord.

         (g) COSTS. Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the construction of Tenant's Work and shall furnish to Landlord evidence of such payment upon request. In addition, Tenant shall reimburse Landlord for all reasonable, out-of-pocket, third party consultant fees incurred or paid by Landlord in connection with Landlord's review of the Tenant Improvement Plans and the Tenant Improvements. Upon completion of Tenant's Work, Tenant shall deliver to Landlord a release and waiver of lien executed by each contractor, subcontractor and materialman concerned with Tenant's Work; provided, that Tenant shall not be required to deliver a release and waiver of lien from minor subcontractors and materialmen to the extent a Notice of Completion has been properly filed, the lien period has expired and all lien claimants have been paid. In the event any lien is filed against the Premises or any portion thereof or against Tenant's leasehold interest therein (as a result of Tenant's Work), Tenant shall obtain the release and/or discharge of the lien or record a release bond executed by an admitted surety insurer authorized to issue surety bonds in the State of California within ten (10) business days after Tenant's notification of the filing of the lien. In the event Tenant fails to do so, Landlord may obtain the release and/or discharge of the lien and Tenant shall indemnify Landlord for the costs thereof, including reasonable attorneys' fees, together with interest at the Applicable Interest Rate from the date of demand.

         (h) INDEMNITY. Tenant shall indemnify, protect, defend (with counsel satisfactory to Landlord) and hold harmless Landlord and Landlord's Agents from and against any and all suits, claims, actions, loss, costs or expense (including claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage caused in, or contract claims (including, claims for breach of warranty) arising from the performance of Tenant's Work; provided, however, Tenant shall not be required to indemnify Landlord and Landlord's Agents for their gross negligence or willful misconduct. Tenant shall repair or replace any portion of the Building or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost or destroyed in the performance of Tenant's Work.

         (i) DEFAULT BY TENANT. In the event that Tenant is in default under this Work Letter and/or the Lease beyond any applicable grace or cure period, and the Lease terminates by reason of such default, then, in addition to any other remedies that Landlord may have on account thereof under the Lease, subject to any third party rights thereto, Landlord shall be entitled to sole possession and ownership of the Tenant Improvement Plans, and Tenant agrees to deliver any such plans to Landlord promptly upon demand.

         (j)      TENANT IMPROVEMENT ALLOWANCE.

                  (i) TENANT IMPROVEMENT ALLOWANCE. Landlord shall pay to Tenant upon the terms and conditions set forth below a tenant improvement allowance (the "Tenant Improvement Allowance") in an amount equal to the remainder of the Tenant Improvement Allowance (as defined in the Snowball Lease (defined below)) applicable to the Building under that certain lease by and between Landlord and Snowball.com dated November 29, 1999, as amended (the "Snowball Lease") (which originally covered the Building) that remains undisbursed with respect to the Building, toward the cost of designing, constructing and installing the Tenant Improvements in the Building; provided, however, that the Tenant Improvement Allowance shall not be less than Five Dollars ($5.00) per rentable square foot of the Premises (excluding the Yard Area and the Roof Area). The Tenant Improvement Allowance may be used by Tenant only to pay for the design and construction of general purpose and specialty office and laboratory improvements in the Building. The Tenant Improvement Allowance may not be used to pay for any trade fixtures, security or alarm systems, furniture, furnishings, equipment (except electrical, mechanical and plumbing systems, including HVAC systems), equipment which is leased or pledged as security, decorations, signs, inventory or other personal property, or interest or financing costs, utility and permit fees or administrative or overhead costs and expenses paid or incurred by Tenant in connection with the construction of the Tenant Improvements in the Building. Tenant may not use more than Two Dollars ($2.00) per rentable square foot of the Tenant Improvement Allowance to pay for architectural and structural design fees and more than One and 50/100 Dollars

         ($1.50) per rentable square foot of the Tenant Improvement Allowance to pay for electrical, mechanical and plumbing design fees.

                  (ii) PAYMENT OF THE ALLOWANCE. Landlord shall pay the Tenant Improvement Allowance to Tenant within thirty (30) days after Tenant's written request therefor, provided that (i) Tenant has substantially completed all of the Tenant Improvements in the Building in accordance with the terms of this Work Letter, (ii) Tenant is not in default beyond applicable cure periods of any material terms of the Lease, and
         (iii) Tenant's written request is accompanied by the following: (1) copies of invoices paid by Tenant in connection with the construction of the Tenant Improvements in an amount equal to or greater than the amount requested by Tenant, (2) unconditional lien waivers from Tenant's Contractor and all subcontractors, materialmen and suppliers that have performed work or supplied materials for work performed and materials installed by or for Tenant in the Building prior to the date of Tenant's request, (3) a certificate from Tenant's Architect identifying the Tenant Improvements that have been substantially completed and certifying that those Tenant Improvements have been substantially completed, (4) a certificate from Tenant's construction manager certifying that the applicable Tenant Improvements have been substantially completed, and (5) a certificate of occupancy for the Building.

         (k) VALUE OF TENANT IMPROVEMENTS. Tenant covenants to Landlord that the value of the Tenant Improvements to be constructed in the Premises by Tenant shall be on average not less than $50/per rentable square foot (not including the Tenant Improvement Allowance). The Tenant Improvements shall be spread evenly throughout the Premises, such that such Tenant Improvements shall equal at least $30 (not including the Tenant Improvement Allowance) per rentable square foot in every portion of the Premises and shall include drop ceilings, carpet and painting, or other standard office improvements reasonably agreed to by Landlord.

         (l) COMPLETION OF TENANT'S WORK. Tenant shall complete the Tenant Improvements in the Building within nine (9) months after Landlord substantially completes Landlord's Work and delivers possession of the applicable Building to Tenant.

4. TENANT DELAYS. As used herein, the term "Tenant Delays" shall mean any delays in the completion of construction of the Warm Building Shell due to the fault of Tenant or Tenant's Agents, including, without limitation, any delays caused by:
(i) any changes made to any the Warm Building Shell at Tenant's request, and
(ii) any interference by Tenant or Tenant's Agents in connection with the performance by Landlord or Landlord's Contractor of Landlord's Work.

5. FORCE MAJEURE. Whenever a period of time or a specific date is prescribed in this Work Letter for action to be taken by Landlord or Tenant, the party required to take such action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time (or the specified date shall be deferred by the number of days of) any delays in the obtaining of any permits for and in the construction of the work to be performed by such party caused by any action, claim, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof or by fire, flood, inclement weather (including rain), strikes, lockouts or other labor or industrial disturbance, civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation, order of any government or regulatory body, lightning, earthquake, storm, hurricane, tornado, washout, explosion or any cause whatsoever beyond the reasonable control of the party where performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated (each hereinafter referred to as an event of "Force Majeure"). The foregoing provision shall not apply to either party's obligation to pay to the other any amount due under this Work Letter or the Lease.

                                   EXHIBIT C-1

                            PLANS AND SPECIFICATIONS

    [Plans and Specifications for Warm Building Shell to be referenced here]

                                   EXHIBIT C-1



                                 PROJECT MANUAL


                           ARCHITECT'S PROJECT NUMBER
                                    98030.00




                            BRISBANE TECHNOLOGY PARK


                    GUADALUPE CANYON PARKWAY & BAYSHORE BLVD.
                              BRISBANE, CALIFORNIA
                                  MAY 21, 1999



--------------------------------------------------------------------------------





                                    Drawing






--------------------------------------------------------------------------------

                                   ARCHITECT:
                                HPC ARCHITECTURE
                            STEVEN M. COX, ARCHITECT

                                TABLE OF CONTENTS


00001             Cover Page
00002             Table of Contents
00003             Project Directory
00004             General Conditions of the Contract for Construction, AIA A201
00005             Geotechnical Investigation

DIVISION 1                    GENERAL REQUIREMENTS
-----------                   --------------------

01001                         Basic Requirements
01002                         Year 2000 Compliance
01500                         Temporary Facilities & Control

DIVISION 2                    SITE CONSTRUCTION
----------                    -----------------

02085                         Interceptors
02100                         Clearing, Grubbing and Stripping
02200-A                       Earthwork
02200-B                       Exterior Concrete Paving And Planter Curbs
02202                         Trenching and Backfilling
02510                         Asphalt Paving and Surfacing
02530                         Portland Cement Concrete
02600                         Irrigation
02660                         Water Systems
02700                         Preparation of Planting Areas
02710                         Planting
02720                         Storm Drainage
02730                         Sanitary Sewers

DIVISION 3                    CONCRETE
----------                    --------

03300                         Cast-In-Place Concrete

DIVISION 4                    UNIT MASONRY ASSEMBLIES
----------                    -----------------------

04200                         Unit Masonry

DIVISION 5                    METALS
----------                    ------

05120                         Structural Steel
05210                         Steel Joist
05310                         Steel Deck
05500                         Miscellaneous Steel
05510                         Metal Fabrications

05511                         Metal Stairs
05530                         Gratings

DIVISION 6                    WOOD AND PLASTICS
----------                    -----------------

06100                         Rough Carpentry

DIVISION 7                    THERMAL AND MOISTURE PROTECTION
----------                    -------------------------------

07241                         Exterior Insulation And Finish System - Class PB
07242                         Exterior Insulation And Finish System - Class PM
07514                         Built-Up Bituminous Roofing
07620                         Sheet metal flashing and Trim
07720                         Roof Accessories
07810                         Plastic Unit Skylights
07920                         Joint Sealants

DIVISION 8                    DOORS AND WINDOWS
----------                    -----------------

08125                         Interior Aluminium Frames
08211                         Flush Wood Doors
08410                         Aluminium Entrances and Storefronts
08450                         All-Glass Entrances
08800                         Glazing

DIVISION 9                    FINISHES
----------                    ---------

09253                         Gypsum Sheathing
09255                         Gypsum Board Assemblies
09900                         Painting

DIVISION 10                   SPECIALTIES
-----------                   -----------

Not Used.

DIVISION 11                   EQUIPMENT
-----------                   ---------

Not Used.

DIVISION 12                   FURNISHINGS
-----------                   -----------

Not Used.

DIVISION 13                   SPECIAL CONSTRUCTION
-----------                   --------------------

Not Used.

DIVISION 14                   CONVEYING SYSTEMS
-----------                   -----------------

Not Used.

DIVISION 15                   MECHANICAL
-----------                   ----------

Not Used.

DIVISION 16                   ELECTRICAL
-----------                   ----------

Not Used.

                                   SHEET INDEX

ARCHITECTURAL

A0.1              TITLE SHEET
A0.2              GENERAL NOTES
A0.3              CITY OF BRISBANE: CONDITIONS OF APPROVAL
A1.1              RFERENCE SITE PLAN
A1.2              PARTIAL SITE PLAN - SOUTH - BLDGS. A & B
A1.3              PARTIAL SITE PLAN - NORTH - BLDG. C
A2.1              FLOOR PLANS - BLDG. A
A2.2              FLOOR PLANS - BLDG. B
A2.3              FLOOR PLANS - BLDG. C
A3.1              ROOF PLANS - BLDGS. A&B
A3.2              ROOF PLAN - BLDG. C / DOOR NOTES
A4.1              BUILDING ELEVATIONS - BLDG. A
A4.2              BUILDING ELEVATIONS - BLDG. B
A4.3              BUILDING ELEVATIONS - BLDG. C
A5.1              MAIN ENTRY/SOFFIT - ENLARGED PLANS
A5.2              STAIR PANS/SECTIONS/DETAILS
A5.3              HANDICAP ACCESSIBILITY DETAILS
A6.1              TYPICAL BUILDING SECTIONS
A6.2              WALL SECTIONS
A6.3              WALL SECTIONS
A6.4              WALL SECTIONS
A6.5              WALL SECTIONS/STUD TABLE
A7.1              SITE DETAILS
A7.2              SITE DETAILS
A7.3              ROOF DETAILS
A7.4              DETAILS
A7.5              DETAILS

CIVIL
C0.1              GENERAL NOTES / LEGEND / ABBREVIATIONS
C1.1              SITE TOPOGRAPHIC PLAN
C2.1              PLAN & PROFILE BAYSHORE BLVD.
C2.2              PLAN & PROFILE BAYSHORE BLVD.
C2.3              PUBLIC STREET DETAILS
C3.1              HORIZONTAL CONTROL & SIGNING PLAN

C3.2              HORIZONTAL CONTROL & SIGNING PLAN
C3.3              GRADING PLAN
C3.4              GRADING PLAN
C3.5              UTILITIES
C3.6              GRADING & UTILITIES
C3.7              SITE DETAILS
C3.8              SITE DETAILS

STRUCTURAL
S1.1              GENERAL NOTES
S1.2              TYPICAL DETAILS
S1.3              TYPICAL DETAILS
S2.1              BLDG. A 1ST FLOOR FOUNDATION PLAN /
                  2ND FLOOR & ROOF FRAMING PLAN
S2.2              BLDG. B 1ST FLOOR FOUNDATION PLAN /
                  2ND FLOOR & ROOF FRAMING PLAN
S2.3              BLDG. C 1ST FLOOR FOUNDATION PLAN /
                  2ND FLOOR & ROOF FRAMING PLAN
S2.3A             BLDG. C ROOF FRAMING PLAN
S3.1              BRACED FRAME ELEVATIONS
S3.2              BRACED FRAME DETAILS
S4.1              FOUNDATION DETAILS
S4.2              FOUNDATION DETAILS
S5.1              STEEL DETAILS
S5.2              STEEL DETAILS
S5.3              STEEL DETAILS
S5.4              STEEL DETAILS
S5.5              STEEL DETAILS
S7.1              PRECASE CONNECTIONS

LANDSCAPING
L.1               LAYOUT & REFERENCE PLAN - AREA A
L.2               LAYOUT & REFERENCE PLAN - AREA B
L.3               SITE CONSTRUCTION & PLANTING DETAILS
L.4               IRRIGATION PLAN - AREAS A&B
L.5               PLANTING PLAN - AREA A
L.6               PLANTING PLAN - AREA B
L.7               GROUND COVER PLAN - AREA A
L.8               GROUND COVER PLAN - AREA B

L.9               IRRIGATION DETAILS

ELECTRICAL
E-1               SINGLE LINE DIAGRAM
E-2               SITE ELECTRICAL PLAN

FIRE ACCESS
FA-1              CONST. SITE LAYOUT & STAGING

                                   EXHIBIT C-2

                                 LANDLORD'S WORK

The following is discretion of the Owners warm shell build-out for Building A:

Architectural:
A finished interior toilet cores are provided on both first and second floor. Exterior face of cores are fire taped only and to be finished by tenant.
B Egress stairs, railings, and 1-hr. fire rated egress enclosures provided at each end of building, interior walls finished and painted. Exterior face of stair enclosure is fire taped only and to be finished by tenant. Flooring to be by tenant.
C One floor penetration for future tenant stairs are provided adjacent to the building lobby area.
D Elevator and machine room are provided. Floor finish to be provided by tenant.
E Exterior wall insulation is provided per Ca. Title 24 energy requirements. Any wall furring, if required, is to be provided by tenant.
F Roof insulation per Ca. Title 24 Requirements is to be installed by tenant per tenant's requirements.
G Main building electrical rooms and satellite electrical closets are provided. Finishes to be provided by tenant.

Electrical:
A        2000A. 480/277v Switchgear is provided.
B        200A house panel to service Toilet Cores is provided.
C Main distribution panel to service roof top HVAC units and Elevator is provided.

Mechanical:
A Two roof top HVAC units, 105 tons each, are installed on curbs with electrical connections. Duct distribution with floor and roof penetrations are to be provided by tenant.
B        Exhaust fan with distribution to the toilet cores are provided.
C        Roof top boiler with 2 pumps are provided.
D Toilet cores are provided with supply air diffusers with ducting stubbed through wall for connection to tenant provided HVAC distribution ducting.
E        HVAC controls are to be provided by Tenant per their requirements.

                                   EXHIBIT C-3

                               BUILDING STANDARDS

I.       FLOORING AND BASE:

         A.       Floor finishes shall be:

                  1. Carpet. (Provided throughout unless otherwise noted) 30 oz. graphic loop pile or approved equal.

                  2.       Carpet upgrade at Lobby, Board Room
                           42 oz. cut pile or approved equal, with 18th border of feature carpet.

                  3.       Sheet Vinyl
                           Armstrong, Classic Corlon or approved equal.

                  4.       Vinyl Composition Tile (VCT)
                           Armstrong, Premium Excelon or Asrock. Premium Patterns or approved equal.

                  5.       Lobby Tile, 6" x  6" at entry door
                           Daltile, glazed payer, 12" x 12" Vitrestone or approved equal.

                  6.       Base at carpet and VCT
                           Burke, Armstrong or approved equal.

                  7.       Base at sheet vinyl to be coved sheet vinyl.

         B.       Graphic Loop Carpet shall be direct glue down.

         C. Cut Pile Carpet and Carpet at stairs shall be installed over glue down pad.

         D. Tile flooring at the toilet cores shall be installed per the thin-set, dry-set method as recommended by the Ceramic Institute of America.

         E. Provide metal Schluter trim at floor transition between ceramic tile and other floor finishes. Provide vinyl reducer strips at all changes in floor material.

II.      WALL CONSTRUCTION AND FINISHES:

         A. 5/8" Gypsum Boared over 3-5/8" Metal Studs to underside of ceiling/structure above except where otherwise required by code. Gypsum Bd. shall extend a minimum of 2" above top track at undergrid walls.

         B. Gypsum Board walls shall be skip troweled textured, 2 coats of flat latex paint (unless otherwise noted).

         C. Gypsum Board walls at lobbies and toilet cores shall be finished smooth. Toilet Core walls shall receive 2 coats latex enamel paint.

         D. Exposed columns and ironwork at open ceiling areas shall be cleaned, primed painted with semi-gloss enamel paint to cover.

         E. Provide 4" high MARLITE wainscot behind all service sinks at janitors' closet.

III.     DRAFTSTOPS:

         A. Provide 1st Floor attic draftstops per code requirements; enclosed attic area not to exceed 3,000 square feet and greatest horizontal dimension not to exceed60 linear feet.

         B. Provide 2nd Floor attic draftstops per code requirements, enclosed attic area not to exceed 9,000 square feet and greatest horizontal dimension not to exceed 60 linear feet.

IV.      ONE HOUR F.R. CORRIDOR AND LOBBY CONSTRUCTION (AS REQUIRED):

         A. One Hour F.R. Corridors shall be constructed to tunnel construction to +10'-0" A.F.F. with suspended 2' x 4' suspended t-bar ceiling at +9'-0" A.F.F. Door and frame openings shall be 20 minutes U.L. listed assemblies, self-closing and smoke gasketed.

         B. A full height (floor to structure) one hour F.R. gyp. Bd. Over metal stud partition shall be provided/maintained around perimeter of the Lobby. Mechanical, other penetrations and door openings shall be 20 minute U.L. labeled assemblies.

V.       CEILING CONSTRUCTION AND FINISHES:

         A. Suspended Ceiling shall be 2' x 4' T-bar at +10'-0" A.F.F. with 24" x 48" Second Look III lay-in Panels.

         B.       Monolithic ceiling grid throughout office areas.

         C. Toilet Core ceilings shall be 5/8" Gypsum Bo9ard over 20 Ga Metal Studs at 9'-0" A.F.F., finished smooth, and latex enamel painted.

         D. Open ceiling areas shall be provided with a white cap sheet at underside of roof insulation.

VI.      LIGHT FIXTURES:

         A.       2' x 4' 18-cell parabolic at office areas.

         B.       2' x 4' prismatic fluorescent lay-in fixtures at labs.

         C. Fluorescent light soffits above lavatories with eggcrate grills and recessed downlights at Toilet Cores.

VII.     FIRE SPRINKLERS AND EXTINGUISHERS:

         A. Fire sprinklers shall be semi-recessed type with either white of chrome escutcheons.

         B. Fire extinguishers shall be placed in semi-recessed painted cabinets.

VIII.    DOOR, FRAMES, SIDELIGHTS AND HARDWARE:

         A. Doors: 3'-0" by 9'-0" by 1-3/4" thick, solid core wood with plastic laminate finish.

         B.       Frames: Clear anodized aluminium, brush finished.

         C. Hardware: Mortise type (Schlage "L" series) with satin chromium level style handles (Schlage `03"), 25% locksets.

         D. Sidelights: All conference rooms, and labs will have 1'-6" x 9'-0" x1/4" clear tempered glass sidelight in frame integral with door.

IX.      TOILET CORES:

         A. Ceramic tile flooring with 6'-0" high ceramic tile wainscot all around.

                  1.       Floor tile

                           Daltile, Designer, 2" x 2" glazed tile or approved equal with not less than 15% nor more than 25% patterned feature tile.

                  2.       Wainscot tile

                           Daltile, Semi-Gloss or Matte (price group 2 or 3), 4 1/4" x 41/4" or approved equal, with not less than 15% nor more than 25% patterned feature tile.

         B. Water closets and urinals shall be (American Standard or equal) wall-mounted with flushometer valves.

         C. Toilet partitions shall be ceiling-hung with plastic laminate finish.

         D. Accessories shall be Bobrick semi-recessed, brushed stainless steel finish.

         E.       Provide floor drain at each toilet room.

         F. Lavatory counters shall be finished with plastic laminate with bullnosed edges and coved splash. Undercounter waste and hot water plumbing shall be protected by a removable plastic laminate skirt.

         G. Lavatories shall be vitreous china (American Standard or equal), counter-mounted.

         H. Shower stalls will be fiberglass (florestone or approved equal). Shower room will be full height ceramic tile on walls and ceramic tile floors with not less than 15% nor more than 25% patterned feature tile with floor drains.

         I. All ADA clearances, accessories and requirements shall be maintained.

X.       WINDOW COVERINGS:

         A. Provide horizontal mini-blinds as selected by Landlord's architect.

XI.      MILLWORK:

         A.       All exposed surfaces shall be finished with plastic laminate.

         B.       All concealed spaces shall be finished with melamine.

         C.       Wet counters shall receive bullnosed edges and coved splashes.

XII.     ELECTRICAL REQUIREMENTS:

         A. Electrical contractor shall provide design-build drawings and requires Title 24 documentation for building permit submittal.

         B. Provide all required panels, conduits and wiring for vcomplete installation. Field verify existing conditions and capacities.

         C.       Electrical distribution

                  1. Electrical distribution shall be per tenant requirements.

                  2.       Provide electrical distribution to new HVAC systems.

XIII.    BASE BUILDING HVAC:

         A.       Description of HVAC System (Minimum Performance Criteria)

                  1.       Air and Cooling

                           a. Self-contained, air-cooled rooftop package units, Trane or Carrier, with direct expansion cooling shall be utilized to supply cooling air to building on the basis of 1 ton per 350 square feet of leasable area. Units to serve the first and second floors independently.

                                    Variable air volume system shall be sued for all areas with VAV modulation accomplished by variable speed drives. Units to be equipped with 100% of power exhaust economizers and dampers set for minimum outside air, 20 cfm per person, standard occupancy (200 square fee per person). Air filters to be minimum 35% efficiency, disposable type. Units to be equipped with microprocessor and energy efficiency exceeding California energy standards.

                  2.       Heating

                           a. Heating to be provided through rooftop outdoor gas-fired boiler with hot water circulation pump. The hot water shall be distributed to hydronic HW heating coils in VAV terminals with hot water two-pipe loop mains on each floor.

                  3.       Zones

                           a. Supply air shall be distributed through VAV terminal. All zones shall utilize single duct terminals with HW reheat coils.

                           b.       Zoning criteria as follows:

                                    -       Corner offices

                                    -       Perimeter areas per exposure

                                    -        Interior not to exceed 2,000 sq.
                                             ft. per zone

                                    -        Average number of zones provided
                                             1,000 sq. ft. per zone.

                  4.       Exhaust systems

                           a. Core toilet rooms will have ducted exhaust system with fan on the roof providing 10 air changes an hour ventilation.

                           b. The building main electrical room to have an exhaust system complete with exhaust fan on roof, exhaust duct riser and line voltage thermostat controls.

                  5.       Air Distribution and Ducts

                           a. Air distribution devices will be sized for noise criteria, office, NC-35 and open space NC-40 and selected for proper operations as part of the ceiling construction.

                           b. Ducts to be installed in the ceiling space below structural framing, per SMACNA industry standards. Downstream of

                                    VAV terminal to be a low pressure duct
                                    system, and from the rooftop units to the VAV terminal will be a medium pressure duct system. Duct to be insulated per code.

                  6.       Controls

                           a. Rooftop package units to operate through microprocessor within the units and time controller with bypass operation located in the control panel on the second floor close to the roof exit.

                           b. Temperature control system for zones to be pneumatic including air compressors, air dryers, and all control tubing.

                           c. Smoke detectors to be provided in rooftop units with automatic shut off fans upon detection.

                  7.       Operation

                           a. HVAC system to be tested, balanced and ready for regular operation.

                           b.       Operating and maintenance manuals to be
                                    provided.

                           c. Warranty on the system shall be one year from the date of the system acceptance. Rooftop package unit compressors shall have an extended five-year warranty.

         B. Roof mounted mechanical units shall be supported by structurally engineered steel frames spanning form column line to column line with external vibration isolation including two-inch deflection and seismic restraints per UBC.

XIV.     ROOF WORK:

         A.       All roof work shall be per SMACNA standards.

         B. Provide roof screen of metal stud framing with Carlisle 12th S/L flat metal panels (or approved equal), prefinished to match building color. Screen shall match height of highest mechanical unit and shall maintain 8' clearance from nearest unit.

XV.      BUILDING INSULATION:

         A.       Building insulation shall be provided as follows:

                  1.       Provide R-19 Batt insulation at the roof throughout

                  2. Provide R-11 Batt insulation at all furred exterior walls.

         B. Provide sound attenuation batt insulation at all perimeter walls of conference rooms and toilet cores.

XVI.     MISCELLANEOUS INTERIOR WORK:

         A. Provide all required access panels for plumbing valves, inspector test valves and any other required access into concealed spaces. Access panels shall be finished to match adjacent wall surface.

         B. Elevator, if provided, shall be a Seville 35 Holeless Oildraulic Passenger or equal; capacity 3500lbs.; speed 110fpm.

                                    EXHIBIT D

                          COMMENCEMENT DATE MEMORANDUM


LANDLORD:         _______________________________

TENANT:           _______________________________

LEASE DATE:       _______________________________

PREMISES:         _______________________________



Pursuant to PARAGRAPH 2(b) of the above referenced Lease, Landlord and Tenant hereby agree as follows:



         The Commencement Date is _____________, 20___;



LANDLORD:

GAL-BRISBANE, L.P., a California
limited partnership

By:      Brisbane Tech LLC, a Delaware
         limited liability company, its General
         Partner

         By:      Stuhlmuller Real Estate,
                  LLC, a Delaware limited
                  liability company

                  By:_______________________
                      Roger C. Stuhlmuller,
                      Manager


TENANT:

INTERMUNE PHARMACEUTICALS, INC.
a Delaware corporation



By:      _____________________________
         Name:________________________
         Its: ________________________

By:      _____________________________
         Name:________________________
         Its:_________________________

                                    EXHIBIT E

                          PROJECT RULES AND REGULATIONS

         1. The sidewalks, driveways, entrances, lobbies, stairways and public corridors within the Project shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of the buildings are to be kept closed at all times except as required for orderly passage. Obstruction of any means of ingress or egress, is not permitted.

         2. Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other inappropriate substances of any kind shall be deposited therein. Tenant shall not place any harmful liquids in the drainage systems servicing the Buildings or the Project. Personal articles, equipment and clothing shall not be left in bathrooms, showers or locker rooms except and unless stored properly within a locker, and in no circumstances shall articles remain overnight.

         3. Walls, floors, windows, doors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails, screws or drill into, paint, or in any way mar the Buildings or the Project surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, shall be repaired by Tenant. Tenant is required to protect all carpeting within its Premises from damage, which shall include the use of chair mats at desks and work stations, and the use of moisture barriers under all plants within the Premises.

         4. No awning, shade, sign, advertisement or notice shall be inscribed, coated, painted, displayed or affixed on, in, or to any window, door or wall or any other part of the outside or inside of the Premises without the prior written consent of Landlord. No window display or other public display shall be permitted without the prior written consent of Landlord. No lettering or signs will be permitted on public corridor walls or doors excepting the name of tenants, with the size, type and color of letters and the manner of attachment, style of display and location thereon to be prescribed by Landlord. The directory of the Building, if any, will be provided exclusively for the identification and location of tenants only, and Landlord reserves the right to exclude all other information therefrom. All requests for listing on the Building directories shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be at the expense of Tenant.

         5. The weight, size and position of all safes and other densely weighted or heavy objects used or placed in the Premises, the Buildings or other portion of the Project shall be subject to approval by Landlord prior to installation and shall, in all cases, be supported and braced as prescribed by Landlord and as otherwise required by law. The repair of any damage caused by the installation, removal or maintenance of such safes or other heavy objects shall be paid for by Tenant. Tenant shall bear the cost of any consultant services employed by Landlord in the evaluation of placement, location or bracing of such heavy items.

         6. No improper or unusually loud noises, vibrations or odors are permitted outside any building in the Project. No person shall be permitted to interfere in any way with the tenants of the Project or the people having business with them. No person will be permitted to bring or keep within any building in the Project any animal, bicycle, motorcycle or other vehicle except with the prior written consent of Landlord. Bicycles of Tenant and its employees, agents and invitees shall be stored only in designated bicycle racks outside of buildings and in no other location. No person shall dispose of trash, refuse, cigarettes or other substances of any kind at any place inside or outside of any building in the Project except in the appropriate refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Buildings and the Project any person who, in the judgement of Landlord, is intoxicated or under the influences of alcohol or drugs or who shall do any act in violation of these rules and regulations. Tenant shall not commit, nor shall Tenant allow its employees, agents, invitees, or licensees to commit, any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of the Project or the occupancy of nearby property.

         7. All keying of office doors, and all reprogramming of Security Access Cards after the date that Tenant commences occupancy of the Premises will be at the expense of Tenant. Tenant shall not re-key any door without making prior arrangements with Landlord.

         8. After regular business hours or on non-business days, Tenant, its agents, employees, invitees and licensees shall lock any entrance doors to the Buildings used immediately after entering or leaving the Buildings. No device may be employed to prop or hold open any entrance door to any building in the Project. No door or passageway may be obstructed.

         9. The normal business hours of the Buildings are 8:30 a.m. to 5:30 p.m., Monday through Friday (holidays excepted).

         10. Neither Tenant nor Tenant's employees, agents, invitees or licensees shall use more than Tenant's allocated share of the Project parking areas. Automobile parking shall only be in designated areas and entirely within painted parking spaces. Overnight parking and parking by Tenant or its employees within areas marked "visitor" is prohibited. Landlord reserves the right to designate exclusive parking for tenants and visitors, and to require identification of the vehicles of tenants and their employees. Vehicles owned or operated by Tenant, its employees, invitees and agents which are parked improperly shall be subject to tow at Tenant's expense. The servicing or repairing of vehicles within Project parking areas is prohibited. Tenant, its employees, agents and invitees shall obey all traffic signs at the Project. Vehicle speed limit within the Project parking areas is fifteen miles per hour.

         11. Neither Tenant nor Tenant's employees, agents, invitees or licensees shall hang or display any items from the exterior of any building in the Project, in any common area of the Project, or in any area outside of Tenant's Premises.

         12. Neither Tenant nor any of Tenant's employees, agents, invitees or licensees, shall at any time transport to or from, or keep upon the Premises any foul or obnoxious, flammable, combustible, explosive, toxic or hazardous fluid, chemical or substance, except as may be specifically approved in writing by Landlord and as further required by law.

         13. All equipment of any electrical or mechanical nature shall be placed and maintained by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise interference, or annoyance to Landlord or others, and shall not overload any circuit, nor draw more power than has been specifically allocated to Tenant.

         14. No air conditioning, heating unit, antenna, electrical panel, alarm, phone system or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord. No modification of any Building electrical, mechanical, plumbing or security system is permitted without the prior written consent of Landlord. Each tenant of the Project is responsible for the proper maintenance and servicing of hand-held fire extinguishers (but not built-in fire protection equipment such as fire sprinklers or alarms) within its demised premises.

         15. No storage, staging, display, or placing of any material, product or equipment by Tenant outside of Tenant's Premises is permitted except as may be expressly approved in writing by Landlord.

         16. Trash containers and trash enclosures for each Building are Project common area facilities and Tenant, its employees, agents, invitees and licensees may not dispose of any refuse or other waste material except within trash containers for the Building of which Tenant's Premises are a part, and then only in compliance with applicable law and regulations. Tenant may not place any articles within a trash enclosure other than within a trash bin. Tenant may not place any cardboard boxes within trash containers unless such boxes have been flattened. The cost of storage, handling, hauling and dumping of Tenant's trash in excess of quantities incidental to normal first-class office building occupancies shall be borne by Tenant. Tenant shall be responsible for closing and securing trash enclosures after use by Tenant. Tenant shall not dump or store water material or refuse or allow such to remain outside the Premises or the Buildings, except in designated trash containers and trash enclosures.

         17. There shall not be used in the Premises, or in the common areas of the Project, either by Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards. Tenants shall not employ any elevator within any building in the Project for the moving of product, equipment or other non-personal property without employing proper protective elevator pads.

         18. Tenant shall notify Landlord immediately of any leak or electrical or equipment malfunction, fire or other damage to Tenant's Premises or the Buildings.

         19. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and address of the Buildings and/or the Project and to modify these rules and regulations.

         20. Tenant shall protect dock areas and pavements servicing the Premises from damage due to trucks and trailers. Tenant shall not store trucks or trailers on the Project parking areas, nor park trucks or trailers in the automobile parking areas, traffic aisles, walkways or any public street adjacent to the Project parking areas.

         21. Tenant shall make carpool, vanpool and transit information available to employees as may be required by Applicable Laws. Tenant shall employ vanpool and carpool parking spaces for only the purposes indicated.

         22. Tenant shall be deemed to have read these Rules and Regulations and agrees to inform its employees, agents, invitees and licensees thereof, and agrees to abide by them as a covenant of its lease of the Premises.

                                    EXHIBIT F

                                     SIGNAGE

(Drawing of proposed entry monument sign at corner)

(Drawing of proposed tenant directory - 2 required)

(Drawing of proposed directional sign at driveway - 2 required)

                                    EXHIBIT G

                      IRREVOCABLE STANDBY LETTER OF CREDIT


                              [ISSUER'S LETTERHEAD]

                               ____________, 2000



Beneficiary:


--------------------
--------------------
--------------------
--------------------



           Re: Irrevocable Standby Letter of Credit No. ______________

Gentlemen:

         By order of our client, ___________________ ("Tenant"), 3280 Bayshore Boulevard, Brisbane, California, we hereby open our IRREVOCABLE, TRANSFERABLE STANDBY LETTER OF CREDIT No._____________________________ in your favor, for an amount not to exceed in aggregate the sum of and 00/100 U.S. Dollars ($____________.00), effective immediately and expiring at our office located at ______________________________________________, ________________, California,
available by payment against your draft drawn on us at sight (herein, "our Office") on or before ______________, 20__ (subject to the automatic extensions as hereinafter provided). If the expiration date of this Letter of Credit is a date when the Issuer is not open for business to the public for the entirety of that business day, then the expiration date shall be automatically extended to the first day thereafter that the issuer is open for business to the public for the entirety of that day.

         Funds hereunder are available to you or your Transferee (as hereinafter defined) against presentation of your Sight Draft(s), drawn on us, mentioning thereon our Letter of Credit Number ______________________, accompanied by:

         1. Beneficiary's written statement purportedly signed by an authorized representative of GAL-Brisbane, L.P., or any Transferee (hereinafter called "Landlord") containing either of the two (2) following statements:

         (a) "I, the undersigned, an authorized representative of Landlord, do hereby certify that Tenant is in default under that certain Office Lease (the "Lease") dated _____________________, 2000, between GAL-Brisbane, L.P., as
Landlord, and Intermune Pharmaceuticals, Inc., as Tenant, covering approximately fifty-five thousand eight hundred ninety-eight (55,898) square feet of space located at 3280 Bayshore Boulevard, Brisbane,

California as such Lease may have been or may be amended, modified, extended or renewed from time to time";

                           OR

         (b) "I, the undersigned, an authorized representative of Landlord do hereby certify that Landlord has received notice that the letter of credit will not be automatically extended as provided for in the letter of credit."

                           AND,

         2. This original Letter of Credit.

Special Conditions:

It is a condition of this Letter of Credit that it shall be deemed automatically extended, without amendment, for an additional period of one year from the present or any future expiration date unless at least forty-five (45) days prior to such date, we notify you in writing by certified mail, return receipt requested at your address specified above (or such other address that you specify in writing to us) that we elect not to renew this Letter of Credit for such additional period. Upon receipt by you of such notice, you may draw on us at any time on or before the expiration date up to an amount not exceeding the available amount of this Letter of Credit by means of your draft drawn on us at sight accompanied by your written statement as specified in 1(b) above.

Partial drawings are allowed.

This Letter of Credit may be transferred by you in its entirety provided that you deliver to us written notice thereof.

Any draft drawn under this credit must be marked "Drawn under Irrevocable Standby Letter of Credit No. _________________ issued by
__________________________________, _________________, California".

Unless otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500."

We hereby agree to honor each draft drawn under and in compliance with the terms and conditions of this Letter of Credit, if presented, as specified, at our Office on or before the expiration date as specified above.

Should you have occasion to communicate with us regarding this Letter of Credit, please direct your correspondence to us at _______________________________, making specific mention of the Letter of Credit Number mentioned above.


                                   By: ______________________________
                                   Name:  ___________________________
                                   Title:  _____________________________

                                    EXHIBIT H

         FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

                  This Subordination, Non-Disturbance and Attornment Agreement (this "AGREEMENT") is as of the _____ day of ____________, 2000-, between Credit Suisse First Boston Mortgage Capital LLC ("LENDER") and ___________________ ("TENANT").

                                    RECITALS

                  A. Tenant is the tenant under a certain lease (the "LEASE"), dated as of _______________________, 2000, with ____________________________
("LANDLORD"), of premises described in the Lease (the "PREMISES") as more particularly described in EXHIBIT A hereto.

                  B. This Agreement is being entered into in connection with a certain loan (the "LOAN") which Lender has made to Landlord, and secured, in part, by a [Mortgage/Deed of Trust], Assignment of Leases and Rents and Security Agreement on the Premises (the "MORTGAGE/DEED OF TRUST") dated as of ____________________, 2000 and an Assignment of Leases and Rents dated as of
________________________, 2000 (the "ASSIGNMENT"; the [Mortgage/Deed of Trust],
the Assignment and the other documents executed and delivered in connection with the Loan are hereinafter collectively referred to as the "LOAN DOCUMENTS").

                                    AGREEMENT

                  For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Tenant agrees that the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby is and shall be subject and subordinate in all respects to the Loan Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of secured obligations and the Loan Documents, to the full extent of all amounts secured by the Loan Documents from time to time.

          2. Lender agrees that, if Lender exercises any of its rights under the Loan Documents such that it becomes the owner of the Premises, including but not limited to an entry by Lender pursuant to the [Mortgage/Deed of Trust], a foreclosure of the [Mortgage/Deed of Trust], a power of sale under the [Mortgage/Deed of Trust] or otherwise: (a) the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and subject to all the terms, covenants and conditions of the Lease, and (b) Lender shall not disturb Tenant's right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

          3. Tenant agrees that, in the event of a exercise of the power of sale or foreclosure of the [Mortgage/Deed of Trust] by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership of the Premises, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

          4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

                  (a) liable in any way for any act, omission, neglect or default of any prior Landlord (including, without limitation, the then defaulting Landlord), or

                  (b) subject to any claim, defense, counterclaim or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

                  (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

                  (d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord's interest, or

                  (e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

                  (f) bound by any material amendment or modification of the Lease made without the written consent of Lender.

                  Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated in order for Lender to avail itself of and complete any such foreclosure or other remedy.

          5. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right but no obligation to remedy any landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender, in addition the period given to Landlord for remedying defaults, an additional 30 days to remedy, or cause to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above reference time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Loan Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender's written request, given within thirty (30) days after any such termination and provided that Lender shall have undertaken to cure the default that resulted in such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee remains, the owner of the Premises. In no event shall Lender have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender in the Premises for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as Landlord under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease. Lender shall have the right, without Tenant's consent, to foreclose the [Mortgage/Deed of Trust] or to accept a deed in lieu of foreclosure of the [Mortgage/Deed of Trust] or to exercise any other remedies under the Loan Documents.

          6. Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby acknowledges the making of the Assignment from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in the Assignment, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of the Assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing.

          7. If Tenant is a corporation, each individual executing this Agreement on behalf of said corporation represents and warrants that s/he is duly authorized to execute and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms (except as limited by applicable law). If Landlord is a partnership or limited liability company, each individual executing this Agreement on behalf of said partnership or limited liability company represents and warrants the s/he is duly authorized to execute and deliver this Agreement on behalf of said partnership or limited liability company in accordance with the partnership agreement for the partnership or operating agreement for the limited liability company.

          8. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be at the following addresses:

        If to Tenant:          ___________________________

                               ___________________________

                               ___________________________

                               ___________________________




        with a copy to:        ___________________________

                               ___________________________

                               ___________________________

                               ___________________________




        If to Lender:          Credit Suisse First Boston Mortgage Capital LLC
                               Real Estate Products Group
                               11 Madison Avenue
                               New York, New York 10010
                               Attention:  Asset Management
                               Re:  [NAME OF DEAL/NAME OF BANKER]
                               Telecopier:  (212) 325-8164


        with copies to:        Credit Suisse First Boston Mortgage Capital LLC
                               Legal and Compliance Department
                               11 Madison Avenue
                               New York, New York 10010
                               Attention:  Colleen Graham, Esq.
                               Re:  [NAME OF DEAL/NAME OF BANKER]
                               Telecopier:  (212) 325-8220


                               [SERVICER]
                               or any successor servicer appointed by Lender

          9. The term "Lender" as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the term "Tenant" as used herein includes any successor and assign of the named Tenant herein.

         10. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

         11. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

         12. This Agreement shall be construed in accordance with the laws of the State where the Premises is located.

             Witness the execution hereof as of the date first above written.

                          CREDIT SUISSE FIRST BOSTON
                          MORTGAGE CAPITAL LLC

                          By: _________________________________
                              Name: ___________________________
                              Title: ____________________________


                          [TENANT]


                          By: _________________________________
                              Name: ___________________________
                              Title: ____________________________

                  The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

                           [LANDLORD]

                           By: _________________________________
                               Name: ___________________________
                               Title: ____________________________

                                    EXHIBIT I

                                FORM OF ESTOPPEL

                  FORM OF ESTOPPEL CERTIFICATE [OFFICE TENANT]









                             (LETTERHEAD OF TENANT)









                                 _________, 2000

________________________

________________________

________________________

Ladies and Gentlemen:

         The undersigned certifies to ______________________________ as of the date hereof as follows:

      1. It is the tenant under a lease dated _________________, 2000 (the "Lease") between ____________________________, as landlord (together with its successors and assigns, "Landlord"), and the undersigned, as tenant ("Tenant"), for premises on the ________ floor (the "Leased Premises") in the building located at ___________________, _____________ (the "Building"). All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

      2. The Lease is in full force and effect. The Lease has not been amended, modified or supplemented except as follows: ___________________________________ ________________________________________. There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease, the Leased Premises or the Building.

      3. Tenant has accepted possession of and occupies the entire Leased Premises under the Lease. The term of the Lease commenced on _________________, 2000, and expires on ______________, ____, subject to the following renewal options:
_____________________________________________________________________________.

      4. The monthly fixed, minimum or basic rent under the Lease is $________ and has been paid through the month of _____________. All additional rent, percentage rent, Tenant's proportionate share of real estate taxes, insurance and operating expenses and all other sums or charges due and payable under the Lease by Tenant have been paid in full and no such additional rents, percentage rents or other sums or charges have been paid for more than one (1) month in advance of the due date thereof.

      5.  The amount of the security deposit is $_____________.

      6. To the best of Tenant's knowledge, both Tenant and Landlord have performed all of their respective obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord under the Lease, except as follows:
___________________________________________

      7. Tenant has no claim against Landlord and no offset or defense to enforcement of any of the terms of the Lease, and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right to deduct from or offset against future rent payments, except as follows:
________________________________________________

      8. All improvements required to be completed by Landlord have been completed and there are no sums due to Tenant from Landlord. Landlord has not agreed to grant Tenant any free rent or rent rebate or to make any contribution to tenant improvements, and Landlord has not agreed to reimburse Tenant for or to pay Tenant's rent obligation under any other lease, except as follows:
________________________________________________

      9. Tenant has not assigned the Lease and has not subleased the Leased Premises or any part thereof, except as follows:
_____________________________________

     10. Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Building. Tenant does not have any right or option for additional space in the Building.

     11. No voluntary actions or, to Tenant's best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

     12. Attached hereto as Exhibit A is a true copy of the Lease and all amendments, modifications and supplements thereto.

         The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

         Tenant acknowledges that you will rely on this letter in making a loan or otherwise extending credit to Landlord. The information contained in this letter shall be for your benefit and for the benefit of your successors and assigns.


                            Very truly yours,

                            ________________________________

                            By:_____________________________
                                Name:
                                Title:

                                    EXHIBIT A

                          COPY OF LEASE AND AMENDMENTS

                                    EXHIBIT J

                            EXCLUSIVE PARKING SPACES

                                    (Diagram)

                                    ADDENDUM


                                (TO BE ATTACHED)

                                    ADDENDUM

         THIS ADDENDUM (this "Addendum") is entered into by and between Gal-Brisbane, L.P., a California limited partnership ("Landlord"), and Intermune Pharmaceuticals, Inc., a Delaware corporation ("Tenant"), concurrently with that certain Lease (the "Lease") entered into between Landlord and Tenant for those certain premises located at 3280 Bayshore Blvd., Brisbane, California, as more particularly described in the Lease.

         This Addendum modifies the terms and conditions contained in the Lease and is made a part thereof. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Lease.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1.       EXTENSION OPTION

         (a) OPTION TO EXTEND. Tenant shall have two (2) options to extend the Lease Term for a period of five (5) years each (hereinafter referred to as the "First Extension Term" and the "Second Extension Term," respectively, and each, an "Extension Term"). Tenant may exercise its option to extend the Lease Term provided that at the time Tenant's Extension Notice (defined below) is given and at the time each Extension Term is to commence (i) Tenant is not in default under this Lease and (ii) Tenant has not assigned this Lease or sublet (in the aggregate) more than fifty percent (50%) of the Premises other than to a Permitted Transferee. Tenant shall exercise each such option, if at all, by written notice ("Tenant's Extension Notice") to Landlord not later than nine (9) months, nor earlier than twelve (12) months, prior to the expiration of the original Lease Term or the First Extension Term, as the case may be. If Tenant fails to deliver Tenant's Extension Notice to Landlord in a timely manner, Tenant shall be deemed to have waived Tenant's option to extend the Lease Term and any future extension option with respect to the Premises shall lapse and be of no force or effect.

         (b)      EXERCISE OF OPTION.

                  (i) FIRST EXTENSION TERM. If Tenant exercises its extension option for the First Extension Term, the Lease Term shall be extended for an additional period of five (5) years on all of the terms and conditions of this Lease, except (i) Tenant's options to further extend the Lease Term shall be reduced in number by one, (ii) Landlord shall not be required to pay to Tenant any tenant improvement allowance, and
         (iii) the monthly Base Rent applicable to the Building at the commencement of the First Extension Term shall be the greater of (A) one hundred percent (100%) of the "Fair Market Rent" applicable to the Building prevailing at the commencement of the First Extension Term or
         (B) the monthly Base Rent applicable to the Building in effect at the end of the original Lease Term.

                  (ii) SECOND EXTENSION TERM. If Tenant exercises its extension option for the Second Extension Term, the Lease Term shall be extended for an additional period of five (5) years on all of the terms and conditions of this Lease, except (i) Tenant shall have


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         no further options to extend the term of this Lease, (ii) Landlord shall not be required to pay to Tenant any tenant improvement allowance, and (iii) the monthly Base Rent applicable to the Building at the commencement of the Second Extension Term shall be the greater of (A) one hundred percent (100%) of the "Fair Market Rent" applicable to the Building prevailing at the commencement of the Second Extension Term or (B) the monthly Base Rent applicable to the Building in effect at the end of the First Extension Term.

         (c)      DETERMINATION OF FAIR MARKET RENT.

                  (i) AGREEMENT ON RENT. For the purposes of this PARAGRAPH 1, "Fair Market Rent" means the fair market monthly Base Rent expected to prevail as of the commencement of the Extension Term with respect to leases of general office/research and development space within buildings located in Brisbane, California, of a quality and age and with interior improvements (excluding only those interior improvements that were paid for by Tenant out of funds other than the Tenant Improvement Allowance), tenant improvement allowances and other concessions, parking, site amenities, building systems, location, identity and access all comparable to that of the Building, for a term of approximately five (5) years. Within thirty (30) days after Landlord's receipt of Tenant's Extension Notice, by written notice to Tenant ("Landlord's Rent Notice"), Landlord shall advise Tenant as to Landlord's determination of the Fair Market Rent. If Tenant disagrees with Landlord's determination, Tenant shall advise Landlord as to Tenant's determination of the Fair Market Rent by written notice to Landlord ("Tenant's Rent Notice") within thirty (30) days after Tenant's receipt of Landlord's Rent Notice. If Tenant shall fail to timely send Tenant's Rent Notice, Tenant shall be bound by Landlord's determination as set forth in Landlord's Rent Notice. If Tenant timely sends to Landlord Tenant's Rent Notice, Landlord and Tenant shall attempt to agree upon the Fair Market Rent within fifteen (15) days of Landlord's receipt of Tenant's Rent Notice.

                  (iii) SELECTION OF APPRAISERS. If Landlord and Tenant are unable to agree upon the Fair Market Rent within the aforementioned fifteen (15) day period (as evidenced by a written amendment to this Lease), then, within ten (10) days after the expiration of the fifteen
         (15) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested real estate broker licensed in California with at least five (5) years' full-time commercial experience in the San Francisco/Brisbane area to determine the monthly Base Rent during the Extension Term. If either Landlord or Tenant does not appoint a broker meeting the qualifications set forth above within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall determine the monthly Base Rent during the Extension Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this Paragraph, they shall attempt to select a third broker meeting the qualifications stated in this Paragraph within ten
         (10) days. If they are unable to agree on the third broker, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then president of the real estate board of the county in which the Building is located, or to the Presiding Judge of the Superior Court of the county in which the Building is located, for the selection of a third broker who meets the


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


         qualifications stated in this Paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

         (iv) VALUE DETERMINED BY THREE (3) BROKERS. The brokers shall determine the Fair Market Rent by using the "Market Comparison Approach" with the relevant market being buildings located in Brisbane, California, of a quality and age and with interior improvements (other than those constructed and paid for by Tenant), parking, site amenities, building systems, location, identity and access all comparable to that of the Building and shall select as the Fair Market Rent the fair market monthly Base Rent set forth in either Landlord's Rent Notice or Tenant's Rent Notice that is closest to the brokers' own determination of the fair market monthly Base Rent for the Premises during the Extension Term. The Fair Market Rent selected by a majority of the brokers shall be the Fair Market Rent for purposes of determining the fair market monthly Base Rent for the Premises during the Extension Term.

         (v) NOTICE TO LANDLORD AND TENANT. After the monthly Base Rent for the Extension Term has been set, the brokers immediately shall notify Landlord and Tenant, and Landlord and Tenant immediately shall execute an amendment to this Lease stating the monthly Base Rent applicable to the Premises.

         2.       EXCLUSIVE OPPORTUNITY TO NEGOTIATE

         (a) Tenant shall be entitled to the exclusive opportunity to negotiate for the right to lease additional space within the Project on the terms and conditions of this PARAGRAPH 2. In the event that Landlord proposes to execute a lease or agreement to lease or commence the marketing for lease (collectively "market" or "marketing") of any space within Buildings B or C, Landlord shall give written notice to Tenant thereof describing the space that has or will become available, the estimated schedule for availability and any other information Landlord chooses to include therein ("Landlord's Notice"). Tenant shall have five (5) business days from the receipt of Landlord's Notice to provide Landlord written notice of Tenant's desire to discuss the possibility of Tenant's entering into a lease for such space ("Tenant's Notice"). If Tenant fails to provide Landlord with Tenant's Notice within the applicable period, Landlord shall have no further obligations to Tenant hereunder with respect to the applicable space unless and until Landlord again proposes to market such space three (3) years or more after the date of Landlord's Notice. If Tenant delivers Tenant's Notice to Landlord, then for a period of thirty (30) days following the date of Landlord's Notice, Landlord shall not make or accept any offer to lease the applicable space to or from any party other than Tenant, however, neither Tenant nor Landlord shall have any obligation to agree to any particular terms (or any terms at all) in connection with any discussions or negotiations between Landlord and Tenant concerning the applicable space. Upon the expiration of such thirty (30) day period, Landlord shall have no further obligations to Tenant hereunder with respect to the applicable space unless and until Landlord again proposes to market such space three (3) years or more after the date of Landlord's Notice.


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


         (b) The provisions of this PARAGRAPH 2 shall not be applicable to (i) any space in Building B until such space has been initially leased, (ii) any space in Building B or C that is subject to an option to expand held by a tenant of Building B, except where such Building B tenant does not exercise its option under the provisions of its lease, (iii) any space within Buildings B or C which has been the subject of any prior Landlord's Notice to Tenant and which is offered to any other tenant of Buildings B or C or (iv) any proposal to or from a tenant which is an affiliate of the owner of the Project or any portion thereof at the time of such lease.

         (c) The provisions of this Paragraph 2 are separate and severable from all the other terms and provisions of the Lease.

                    "Tenant"

                    INTERMUNE PHARMACEUTICALS, INC.
                    a Delaware corporation

                    By:________________________
                        Name:__________________
                        Its:___________________

                    By:________________________
                        Name:__________________
                        Its:___________________


                    "Landlord"

                    GAL-BRISBANE, L.P., a California limited partnership

                    By:   Brisbane Tech LLC, a Delaware limited
                          liability company, its General Partner

                          By:   Stuhlmuller Real Estate, LLC, a
                                Delaware limited liability company

                                By: _____________________________
                                    Roger C. Stuhlmuller, Manager


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